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Exhibit 10.10

MASTER SECURITY AGREEMENT
dated as of October 3, 2001 ("Agreement")

        THIS AGREEMENT is between General Electric Capital Corporation (together with its successors and assigns, if any, "Secured Party") and Beyond Genomics, Inc. ("Debtor"). Secured Party has an office at 401 Merritt 7 Suite 23, Norwalk, CT 06856. Debtor is a corporation organized and existing under the laws of the state of Delaware. Debtor's mailing address and chief place of business is 40 Bear Hill Road, Waltham, MA 02451

1.
CREATION OF SECURITY INTEREST.

        Debtor grants to Secured Party, its successors and assigns, a security interest in and against all property listed on any collateral schedule now or in the future annexed to or made a part of this Agreement ("Collateral Schedule"), and in and against all additions, attachments, accessories and accessions to such property, all substitutions, replacements or exchanges therefor, and all insurance and/or other proceeds thereof (all such property is individually and collectively called the "Collateral"). This security interest is given to secure the payment and performance of all debts, obligations and liabilities of any kind whatsoever of Debtor to Secured Party, now existing or arising in the future, including but not limited to the payment and performance of certain Promissory Notes from time to time identified on any Collateral Schedule (collectively "Notes" and each a "Note"), and any renewals, extensions and modifications of such debts, obligations and liabilities (such Notes, debts, obligations and liabilities are called the "Indebtedness"). Unless otherwise provided by applicable law, notwithstanding anything to the contrary contained in this Agreement, to the extent that Secured Party asserts a purchase money security interest in any items of Collateral ("PMSI Collateral"): (i) the PMSI Collateral shall secure only that portion of the Indebtedness which has been advanced by Secured Party to enable Debtor to purchase, or acquire rights in or the use of such PMSI Collateral (the "PMSI Indebtedness"), and (ii) no other Collateral shall secure the PMSI Indebtedness.

2.
REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.

        Debtor represents, warrants and covenants as of the date of this Agreement and as of the date of each Collateral Schedule that:

        (a)   Debtor's exact legal name is as set forth in the preamble of this Agreement and Debtor is, and will remain, duly organized, existing and in good standing under the laws of the State set forth in the preamble of this Agreement, has its chief executive offices at the location specified in the preamble, and is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations;

        (b)   Debtor has adequate power and capacity to enter into, and to perform its obligations under this Agreement, each Note and any other documents evidencing, or given in connection with, any of the Indebtedness (all of the foregoing are called the "Debt Documents");

        (c)   This Agreement and the other Debt Documents have been duly authorized, executed and delivered by Debtor and constitute legal, valid and binding agreements enforceable in accordance with their terms, except to the extent that the enforcement of remedies may be limited under applicable bankruptcy and insolvency laws;

        (d)   No approval, consent or withholding of objections is required from any governmental authority or instrumentality with respect to the entry into, or performance by Debtor of any of the Debt Documents, except any already obtained;

        (e)   The entry into, and performance by, Debtor of the Debt Documents will not (i) violate any of the organizational documents of Debtor or any judgment, order, law or regulation applicable to Debtor, or (ii) result in any breach of or constitute a default under any contract to which Debtor is a party, or result in the creation of any lien, claim or encumbrance on any of Debtor's property (except for liens in favor of Secured Party) pursuant to any indenture, mortgage, deed of trust, bank loan, credit agreement, or other agreement or instrument to which Debtor is a party;

        (f)    There are no suits or proceedings pending in court or before any commission, board or other administrative agency against or affecting Debtor which could, in the aggregate, have a material adverse effect on Debtor, its business or operations, or its ability to perform its obligations under the Debt Documents, nor does Debtor have reason to believe that any such suits or proceedings are threatened;

        (g)   All financial statements delivered to Secured Party in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles, and since the date of the most recent financial statement, there has been no material adverse change in Debtors financial condition;

        (h)   The Collateral is not, and will not be, used by Debtor for personal, family or household purposes;

        (i)    The Collateral is, and will remain, in good condition and repair and Debtor will not be negligent in its care and use;

        (j)    Debtor is, and will remain, the sole and lawful owner, and in possession of, the Collateral, and has the sole right and lawful authority to grant the security interest described in this Agreement; and

        (k)   The Collateral is, and will remain, free and clear of all liens, claims and encumbrances of any kind whatsoever, except for (i) liens in favor of Secured Party, (ii) liens for taxes not yet due or for taxes being contested in good faith and which do not involve, in the judgment of Secured Party, any risk of the sale, forfeiture or loss of any of the Collateral, and (iii) inchoate materialmen's, mechanic's, repairmen's and similar liens arising by operation of law in the normal course of business for amounts which are not delinquent (all of such liens are called "Permitted Liens").

3.
COLLATERAL.

        (a)   Until the declaration of any default, Debtor shall remain in possession of the Collateral; except that Secured Party shall have the right to possess (i) any chattel paper or instrument that constitutes a part of the Collateral, and (ii) any other Collateral in which Secured Party's security interest may be perfected only by possession. Secured Party may inspect any of the Collateral during normal business hours after giving Debtor reasonable prior notice. If Secured Party asks, Debtor will promptly notify Secured Party in writing of the location of any Collateral.

        (b)   Debtor shall (i) use the Collateral only in its trade or business, (ii) maintain all of the Collateral in good operating order and repair, normal wear and tear excepted, (iii) use and maintain the Collateral only in compliance with manufacturers recommendations and all applicable laws, and (iv) keep all of the Collateral free and clear of all liens, claims and encumbrances (except for Permitted Liens).

        (c)   Secured Party does not authorize and Debtor agrees it shall not (i) part with possession of any of the Collateral (except to Secured Party or for maintenance and repair), (ii) remove any of the Collateral from the continental United States, or (iii) sell, rent, lease, mortgage, license, grant a security interest in or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral.

        (d)   Debtor shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on its use, or on this Agreement or any of the other Debt Documents. At its option, Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents. Debtor agrees to reimburse Secured Party, on demand, all costs and expenses incurred by Secured Party in connection with such payment or performance and agrees that such reimbursement obligation shall constitute Indebtedness.

        (e)   Debtor shall, at all times, keep accurate and complete records of the Collateral, and Secured Party shall have the right to inspect and make copies of all of Debtor's books and records relating to the Collateral during normal business hours, after giving Debtor reasonable prior notice.

        (f)    Debtor agrees and acknowledges that any third person who may at any time possess all or any portion of the Collateral shall be deemed to hold, and shall hold, the Collateral as the agent of, and as pledge holder for, Secured Party. Secured Party may at any time give notice to any third person described in the preceding sentence that such third person is holding the Collateral as the agent of, and as pledge holder for, the Secured Party.

4.
INSURANCE.

        (a)   Debtor shall at all times bear the entire risk of any loss, theft, damage to, or destruction of, any of the Collateral from any cause whatsoever.

        (b)   Debtor agrees to keep the Collateral insured against loss or damage by fire and extended coverage perils, theft, burglary, and for any or all Collateral which are vehicles, for risk of loss by collision, and if requested by Secured Party, against such other risks as Secured Party may reasonably require. The insurance coverage shall be in an amount no less than the full replacement value of the Collateral, and deductible amounts, insurers and policies shall be acceptable to Secured Party. Debtor shall deliver to Secured Party policies or certificates of insurance evidencing such coverage. Each policy shall name Secured Party as a loss payee, shall provide for coverage to Secured Party regardless of the breach by Debtor of any warranty or representation made therein, shall not be subject to co-insurance, and shall provide that coverage may not be canceled or altered by the insurer except upon thirty (30) days prior written notice to Secured Party. Debtor appoints Secured Party as its attorney-in-fact to make proof of loss, claim for insurance and adjustments with insurers, and to receive payment of and execute or endorse all documents, checks or drafts in connection with insurance payments. Secured Party shall not act as Debtor's attorney-in-fact unless Debtor is in default. Proceeds of insurance shall be applied, at the option of Secured Party, to repair or replace the Collateral or to reduce any of the Indebtedness.

5.
REPORTS.

        (a)   Debtor shall promptly notify Secured Party of (i) any change in the name of Debtor, (ii) any change in the state of its incorporation or registration, (iii) any relocation of its chief executive offices, (iv) any relocation of any of the Collateral, (v) any of the Collateral being lost, stolen, missing, destroyed, materially damaged or worn out, or (vi) any lien, claim or encumbrance other than Permitted Liens attaching to or being made against any of the Collateral.

        (b)   Debtor will deliver to Secured Party Debtor's complete financial statements, certified by a recognized firm of certified public accountants, within ninety (90) days of the close of each fiscal year of Debtor. If Secured Party requests, Debtor will deliver to Secured Party copies of Debtor's quarterly financial reports certified by Debtor's chief financial officer, within ninety (90) days after the close of each of Debtor's fiscal quarter. Debtor will deliver to Secured Party copies of all Forms 10-K and 10-Q, if any, within 30 days after the dates on which they are filed with the Securities and Exchange Commission.

6.
FURTHER ASSURANCES.

        (a)   Debtor shall, upon request of Secured Party, furnish to Secured Party such further information, execute and deliver to Secured Party such documents and instruments (including, without limitation, Uniform Commercial Code financing statements) and shall do such other acts and things as Secured Party may at any time reasonably request relating to the perfection or protection of the security interest created by this Agreement or for the purpose of carrying out the intent of this Agreement. Without limiting the foregoing, Debtor shall cooperate and do all acts deemed necessary or advisable by Secured Party to continue in Secured Party a perfected first security interest in the Collateral, and shall obtain and furnish to Secured Party any subordinations, releases, landlord waivers, lessor waivers, mortgagee waivers, or control agreements, and similar documents as may be from time to time requested by, and in form and substance satisfactory to, Secured Party.

        (b)   Debtor authorizes Secured Party to file a financing statement and amendments thereto describing the Collateral and containing any other information required by the applicable Uniform Commercial Code. Debtor irrevocably grants to Secured Party the power to sign Debtor's name and generally to act on behalf of Debtor to execute and file applications for title, transfers of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral; this power is coupled with Secured Party's interest in the Collateral. Debtor shall, if any certificate of title be required or permitted by law for any of the Collateral, obtain and promptly deliver to Secured Party such certificate showing the lien of this Agreement with respect to the Collateral. Debtor ratifies its prior authorization for Secured Party to file financing statements and amendments thereto describing the Collateral and containing any other information required by the Uniform Commercial Code if filed prior to the date hereof.

        (c)   Debtor shall indemnify and defend the Secured Party, its successors and assigns, and their respective directors, officers and employees, from and against all claims, actions and suits (including, without limitation, related attorneys' fees) of any kind whatsoever arising, directly or indirectly, in connection with any of the Collateral.

7.
DEFAULT AND REMEDIES.

        (a)   Debtor shall be in default under this Agreement and each of the other Debt Documents if:

            (i)  Debtor breaches its obligation to pay when due any installment or other amount due or coming due under any of the Debt Documents;

           (ii)  Debtor, without the prior written consent of Secured Party, attempts to or does sell, rent, lease, license, mortgage, grant a security interest in, or otherwise transfer or encumber (except for Permitted Liens) any of the Collateral;

          (iii)  Debtor breaches any of its insurance obligations under Section 4;

          (iv)  Debtor breaches any of its other obligations under any of the Debt Documents and fails to cure that breach within thirty (30) days after written notice from Secured Party;

           (v)  Any warranty, representation or statement made by Debtor in any of the Debt Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect;

          (vi)  Any of the Collateral is subjected to attachment, execution, levy, seizure or confiscation in any legal proceeding or otherwise, or if any legal or administrative proceeding is commenced against Debtor or any of the Collateral, which in the good faith judgment of Secured Party subjects any of the Collateral to a material risk of attachment, execution, levy, seizure or confiscation and no bond is posted or protective order obtained to negate such risk;

         (vii)  Debtor breaches or is in default under any other agreement between Debtor and Secured Party;

        (viii)  Debtor or any guarantor or other obligor for any of the Indebtedness (collectively "Guarantor") dissolves, terminates its existence, becomes insolvent or ceases to do business as a going concern;

          (ix)  If Debtor or any Guarantor is a natural person. Debtor or any such Guarantor dies or becomes incompetent;

           (x)  A receiver is appointed for all or of any part of the property of Debtor or any Guarantor, or Debtor or any Guarantor makes any assignment for the benefit of creditors;

          (xi)  Debtor or any Guarantor files a petition under any bankruptcy, insolvency or similar law, or any such petition is filed against Debtor or any Guarantor and is not dismissed within forty-five (45) days; or

         (xii)  Debtor's improper filing of an amendment or termination statement relating to a filed financing statement describing the Collateral.

        (b)   If Debtor is in default, the Secured Party, at its option, may declare any or all of the Indebtedness to be immediately due and payable without demand or notice to Debtor or any Guarantor. The accelerated obligations and liabilities shall bear interest (both before and after any judgment) until paid in full at the lower of eighteen percent (18%) per annum or the maximum rate not prohibited by applicable law.

        (c)   After default, Secured Party shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code, and under any other applicable law. Without limiting the foregoing, Secured Party shall have the right to (i) notify any account debtor of Debtor or any obligor on any instrument which constitutes part of the Collateral to make payment to the Secured Party, (ii) with or without legal process, enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (iii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale, or (iv) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the obligations then in default. If requested by Secured Party, Debtor shall promptly assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Secured Party may also render any or all of the Collateral unusable at the Debtor's premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice that Secured Party is required to give to Debtor under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Debtor at least five (5) days prior to such action.

        (d)   Proceeds from any sale or lease or other disposition shall be applied: first, to all costs of repossession, storage, and disposition including without limitation attorneys', appraisers', and auctioneers' fees; second, to discharge the obligations then in default; third, to discharge any other Indebtedness of Debtor to Secured Party, whether as obligor, endorser, guarantor, surety or indemnitor; fourth, to expenses incurred in paying or settling liens and claims against the Collateral; and lastly, to Debtor, if there exists any surplus. Debtor shall remain fully liable for any deficiency.

        (e)   Debtor agrees to pay all reasonable attorneys' fees and other costs incurred by Secured Party in connection with the enforcement, assertion, defense or preservation of Secured Party's rights and remedies under this Agreement, or if prohibited by law, such lesser sum as may be permitted. Debtor further agrees that such fees and costs shall constitute indebtedness.

        (f)    Secured Party's rights and remedies under this Agreement or otherwise arising are cumulative and may be exercised singularly or concurrently. Neither the failure nor any delay on the part of the Secured Party to exercise any right, power or privilege under this Agreement shall operate as a waiver, nor shall any single or partial exercise of any right, power or privilege preclude any other or further exercise of that or any other right, power or privilege. SECURED PARTY SHALL NOT BE DEEMED TO HAVE WAIVED ANY OF ITS RIGHTS UNDER THIS AGREEMENT OR UNDER ANY OTHER AGREEMENT, INSTRUMENT OR PAPER SIGNED BY DEBTOR UNLESS SUCH WAIVER IS EXPRESSED IN WRITING AND SIGNED BY SECURED PARTY. A waiver on any one occasion shall not be construed as a bar to or waiver of any right or remedy on any future occasion.

        (g)   DEBTOR AND SECURED PARTY UNCONDITIONALLY WAIVE THEIR RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. ANY OF THE OTHER DEBT DOCUMENTS, ANY OF THE

INDEBTEDNESS SECURED HEREBY, ANY DEALINGS BETWEEN DEBTOR AND SECURED PARTY RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS. AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN DEBTOR AND SECURED PARTY. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT. THIS WAIVER IS IRREVOCABLE. THIS WAIVER MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING. THE WAIVER ALSO SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT, ANY OTHER DEBT DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

8.
MISCELLANEOUS.

        (a)   This Agreement, any Note and/or any of the other Debt Documents may be assigned, in whole or in part, by Secured Party without notice to Debtor, and Debtor agrees not to assert against any such assignee, or assignee's assigns, any defense, set-off, recoupment claim or counterclaim which Debtor has or may at any time have against Secured Party for any reason whatsoever. Debtor agrees that if Debtor receives written notice of an assignment from Secured Party, Debtor will pay all amounts payable under any assigned Debt Documents to such assignee or as instructed by Secured Party. Debtor also agrees to confirm in writing receipt of the notice of assignment as may be reasonably requested by Secured Party or assignee.

        (b)   All notices to be given in connection with this Agreement shall be in writing, shall be addressed to the parties at their respective addresses set forth in this Agreement (unless and until a different address may be specified in a written notice to the other party), and shall be deemed given (i) on the date of receipt if delivered in hand or by facsimile transmission, (ii) on the next business day after being sent by express mail, and (iii) on the fourth business day after being sent by regular, registered or certified mail. As used herein, the term "business day" shall mean and include any day other than Saturdays, Sundays, or other days on which commercial banks in New York, New York are required or authorized to be closed.

        (c)   Secured Party may correct patent errors and fill in all blanks in this Agreement or in any Collateral Schedule consistent with the agreement of the parties.

        (d)   Time is of the essence of this Agreement. This Agreement shall be binding, jointly and severally, upon all parties described as the "Debtor" and their respective heirs, executors, representatives, successors and assigns, and shall inure to the benefit of Secured Party, its successors and assigns.

        (e)   This Agreement and its Collateral Schedules constitute the entire agreement between the parties with respect to the subject matter of this Agreement and supersede all prior understandings (whether written, verbal or implied) with respect to such subject matter. THIS AGREEMENT AND ITS COLLATERAL SCHEDULES SHALL NOT BE CHANGED OR TERMINATED ORALLY OR BY COURSE OF CONDUCT, BUT ONLY BY A WRITING SIGNED BY BOTH PARTIES. Section headings contained in this Agreement have been included for convenience only, and shall not affect the construction or interpretation of this Agreement.

        (f)    This Agreement shall continue in full force and effect until all of the Indebtedness has been indefensibly paid in full to Secured Party or its assignee. The surrender, upon payment or otherwise, of any Note or any of the other documents evidencing any of the Indebtedness shall not affect the right of Secured Party to retain the Collateral for such other Indebtedness as may then exist or as it may be reasonably contemplated will exist in the future. This Agreement shall automatically be reinstated if Secured Party is ever required to return or restore the payment of all or any portion of the Indebtedness (all as though such payment had never been made).

        (g)   THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL IN ALL RESPECTS BE GOVERNED BY AND CONSTRUED IN

ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CONNECTICUT (WITHOUT REGARD TO THE CONFLICT OF LAWS PRINCIPLES OF SUCH STATE), INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE REGARDLESS OF THE LOCATION OF THE EQUIPMENT.

        IN WITNESS WHEREOF, Debtor and Secured Party, intending to be legally bound hereby, have duly executed this Agreement in one or more counterparts, each of which shall be deemed to be an original, as of the day and year first aforesaid.

SECURED PARTY:		DEBTOR:
General Electric Capital Corporation		Beyond Genomics, Inc.
By:	/s/ JOHN EDEZ	By:	/s/ N. STEPHEN OBER
Name:	John Edez	Name:	N. Stephen Ober
Title:	SVP	Title:	President

AMENDMENT

        THIS AMENDMENT is made as of the 5th day of October, 2001, between General Electric Capital Corporation ("Secured Party") and Beyond Genomics, Inc. ("Debtor") in connection with that certain Master Security Agreement, dated as of October 3, 2001 ("Agreement"). The terms of this Amendment are hereby incorporated into the Agreement as though fully set forth therein. Section references below refer to the section numbers of the Agreement. The Agreement is hereby amended as follows:

  2.
  REPRESENTATIONS, WARRANTIES AND COVENANTS OF DEBTOR.

  Subsection (a) is hereby amended and replaced with the following:

    "Debtor is, and will remain, duly organized, existing and in good standing under the laws of the State set forth in the preamble of this Agreement, has its chief executive offices at the location specified in the preamble, and is, and will remain, duly qualified and licensed in every jurisdiction wherever necessary to carry on its business and operations; except when failure would not have a material adverse effect on Company's business and operations."

  Subsection (f) is hereby amended and replaced with the following:

    "As of the date of this Agreement, there are no suits or proceedings pending in court or before any commission, board or other administrative agency against or affecting Debtor which could, in the aggregate, have a material adverse effect on Debtor, its business or operations, or its ability to perform its obligations under the Debt Documents, nor does Debtor have reason to believe that any such suits or proceedings are threatened."

  Subsection (g) is hereby amended and replaced with the following:

    "All annual financial statements delivered to Secured Party in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles, and since the date of the most recent financial statement, there has been no material adverse change in Debtors financial condition; All quarterly financial statements delivered to Secured Party in connection with the Indebtedness have been prepared in accordance with generally accepted accounting principles, and since the date of the most recent quarterly financial statement, there has been no material adverse change in Debtors financial condition except for footnotes and disclosures or as otherwise noted."

  3.
  COLLATERAL.

  Subsection (d) is hereby amended and replaced with the following:

    "Debtor shall pay promptly when due all taxes, license fees, assessments and public and private charges levied or assessed on any of the Collateral, on its use, or on this Agreement or any of the other Debt Documents. At its option, Secured Party may discharge taxes, liens, security interests or other encumbrances at any time levied or placed on the Collateral and may pay for the maintenance, insurance and preservation of the Collateral and effect compliance with the terms of this Agreement or any of the other Debt Documents. Debtor agrees to reimburse Secured Party, on demand, all reasonable costs and expenses incurred by Secured Party in connection with such Subsection (a)(vii) is hereby deleted in its entirety and the remaining subsections are correctly renumbered.

  Subsection (c) is hereby amended and replaced with the following:

    "After default, Secured Party shall have all of the rights and remedies of a Secured Party under the Uniform Commercial Code, and under any other applicable law. Without limiting the foregoing, Secured Party shall have the right to (i) with or without legal process, peacefully enter any premises where the Collateral may be and take possession of and remove the Collateral from the premises or store it on the premises, (ii) sell the Collateral at public or private sale, in whole or in part, and have the right to bid and purchase at said sale, or

    (iii) lease or otherwise dispose of all or part of the Collateral, applying proceeds from such disposition to the obligations then in default. If requested by Secured Party, Debtor shall promptly assemble the Collateral and make it available to Secured Party at a place to be designated by Secured Party which is reasonably convenient to both parties. Secured Party may also render any or all of the Collateral unusable at the Debtor's premises and may dispose of such Collateral on such premises without liability for rent or costs. Any notice that Secured Party is required to give to Debtor under the Uniform Commercial Code of the time and place of any public sale or the time after which any private sale or other intended disposition of the Collateral is to be made shall be deemed to constitute reasonable notice if such notice is given to the last known address of Debtor at least ten (10) days prior to such action."

        TERMS USED, BUT NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN TO THEM IN THE AGREEMENT. EXCEPT AS EXPRESSLY AMENDED HEREBY, THE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT. IF THERE IS ANY CONFLICT BETWEEN THE PROVISIONS OF THE AGREEMENT AND THIS AMENDMENT, THEN THIS AMENDMENT SHALL CONTROL.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment simultaneously with the Agreement by signature of their respective authorized representative set forth below.

General Electric Capital Corporation		Beyond Genomics Inc.
By:	/s/ JOHN EDEL	By:	/s/ N. STEPHEN OBER
Name:	John Edel	Name:	N. Stephen Ober
Title:	SVP	Title:	President

    payment or performance and agrees that such reimbursement obligation shall constitute indebtedness."

  5.
  REPORTS.

  Subsection (b) is hereby amended and replaced with the following:

    "Debtor will deliver to Secured Party Debtor's complete financial statements, certified by a recognized firm of certified public accountants, as soon as available but in any event not later than one hundred twenty (120) days of the close of each fiscal year of Debtor. If Secured Party requests, Debtor will deliver to Secured Party copies of Debtor's quarterly financial reports certified by Debtor's chief financial officer, within ninety (90) days after the close of each of Debtor's fiscal quarter. If Secured Party requests, Debtor will deliver to Secured Party copies of all Forms 10-K and 10-Q, if any, within 30 days after the dates on which they are filed with the Securities and Exchange Commission."

  6.
  FURTHER ASSURANCES.

  Subsection (b) is hereby amended and replaced with the following:

    "Debtor authorizes Secured Party to file a financing statement and amendments thereto describing the Collateral and containing any other information required by the applicable Uniform Commercial Code. Debtor irrevocably grants to Secured Party the power to sign Debtor's name and generally to act on behalf of Debtor solely to execute and file applications for title, transfers of title, financing statements, notices of lien and other documents pertaining to any or all of the Collateral; this power is coupled with Secured Party's interest in the Collateral. Debtor shall, if any certificate of title be required or permitted by law for any of the Collateral, obtain and promptly deliver to Secured Party such certificate showing the lien of this Agreement with respect to the Collateral. Debtor ratifies its prior authorization for Secured Party to file financing statements and amendments thereto describing the Collateral and containing any other information required by the Uniform Commercial Code if filed prior to the date hereof."

  7.
  DEFAULT AND REMEDIES.

  Subsection (a)(iii) is hereby amended and replaced with the following:

    "Debtor breaches any of its insurance obligations under Section 4 and such breach could result in a reduction or termination of coverage in any material respect;"

  Subsection (a)(iv) is hereby amended and replaced with the following:

    "Debtor breaches any of its other material obligations under any of the Debt Documents and fails to cure that breach within thirty (30) days after written notice from Secured Party;"

  Subsection (a)(v) is hereby amended and replaced with the following:

    "Any warranty, representation or statement made by Debtor in any of the Debt Documents or otherwise in connection with any of the Indebtedness shall be false or misleading in any material respect at the time made;"

CERTIFIED COPY OF RESOLUTION OF BOARD OF DIRECTORS

        The undersigned hereby certifies: (i) that he/she is the Asst. Secretary of Beyond Genomics, Inc., a Delaware corporation; (ii) that the following is a true, accurate and complete transcript of resolutions duly adopted at a meeting of the Board of Directors of said Corporation duly held on the 1st day of August, 2001, at which a quorum was present, and that the proceedings were in accordance with the Articles and by-laws of said Corporation; and, (iii) that said resolutions have not been amended or revoked, and are in full force and effect:

        "RESOLVED, that each of the officers of this Corporation, whose name appears below, or the duly elected or appointed successor in office of any or all of them, be and hereby is authorized and empowered in the name and on behalf of this Corporation to borrow from General Electric Capital Corporation or its successors and assigns (hereinafter referred to as "Secured Party") from time to time, such sum or sums of money as in the judgment of such officer or officers the Corporation may require and to execute on behalf of the Corporation and to deliver to Secured Party in the form required by Secured Party a promissory note or notes of this Corporation evidencing the amount or amounts borrowed or any renewals and/or extensions thereof, such note or notes to bear such rate of interest and be payable in such installments and on such terms and conditions as such officer may agree to by his signature thereon.

        FURTHER RESOLVED, that any of the aforesaid officers, or his duly elected or appointed successor in office, be and hereby is authorized and empowered to do any acts, including, but not limited to, the mortgage, pledge, or hypothecation from time to time with Secured Party of any or all the assets of this Corporation to secure such loan or loans and any other indebtedness or obligations, now existing or hereafter arising, of this Corporation to Secured Party, and to execute in the name of and on behalf of this Corporation, any chattel mortgages, notes, security agreements, financing statements, renewal, extension or consolidation agreements, and any other instruments or agreements deemed necessary or proper by Secured Party in respect of the collateral securing any indebtedness of this Corporation, and to affix the seal of this Corporation to any mortgage, pledge, or other such instrument if so required or requested by Secured Party.

        FURTHER RESOLVED, that each said officer of this Corporation is hereby authorized to do and perform all other acts and deeds that may be requisite or necessary to carry fully into effect the foregoing resolutions.

        FURTHER RESOLVED, that the officers referred to in the foregoing resolutions, their names and signatures are as follows:

NAME	TITLE	SIGNATURE
N. Stephen Ober	President	/s/ N. STEPHEN OBER

        FURTHER RESOLVED, that Secured Party is authorized to rely upon the aforesaid resolutions until receipt by it of written notice of any changes, which changes of whatever nature shall not be effective as to Secured Party to the extent that it has theretofore relied upon the aforesaid resolutions in the above form."

        IN WITNESS WHEREOF, I have set my hand and affixed the seal of said Corporation this 8th day of October 2001.

/s/ [Illegible] Asst. Secretary

(CORPORATE SEAL)

MODIFICATION AGREEMENT

GE Capital Account Numbers
4121384 - 001, 002, 003, 004, 005, 006, 007.

        THIS MODIFICATION AGREEMENT ("Modification Agreement") is made and entered into as of this 22nd day of September, 2004, by and between GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital") a Delaware corporation with a place of business at Lee Farm Corporate Park, 83 Wooster Heights Road, 5th Floor, Danbury, CT and BEYOND GENOMICS, INC. (the "Debtor") a Delaware corporation, with a place of business at 40 Bear Hill Road, Waltham, MA 02451.

RECITALS

        WHEREAS GE Capital, and Debtor entered into a Master Security Agreement dated October 3, 2001, as amended on October 5, 2001, ("Loan Agreement") for the purpose of providing equipment financing to Debtor. Debtor and GE Capital entered into seven promissory notes to the Loan Agreement (collectively, the "Equipment Schedules") under which GE Capital advanced to the Debtor the aggregate sum of Four Million Five Hundred Ninety Three Thousand Two Hundred Three Dollars and Eighty-Seven Cents ($4,593,203.87) with current aggregate monthly payments of One Hundred Twenty Seven Thousand Eight Hundred Sixty One Dollars and Ten cents ($127,861.10) payable in advance from the commencement date of each Equipment Schedule. Debtor's obligations under the Loan Agreement are secured by a lien on, all equipment identified on the Equipment Schedules ("Equipment");

        WHEREAS Debtor has requested that GE Capital modify its obligations under the Equipment Schedules;

        WHEREAS GE Capital is willing to modify Debtor's obligations as requested subject to the terms and conditions set forth herein;

        NOW THEREFORE, in consideration of these premises and the covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties hereby agree as follows:

I.
ACKNOWLEDGMENTS, REPRESENTATIONS AND COVENANTS

        Debtor does hereby represent, acknowledge, warrant and covenant to GE Capital that:

  1.
  The recitals set forth above are true and accurate;

  2.
  Debtor has duly executed the Loan Agreement, the Equipment Schedules, and all other documents related the financing of the Equipment (the "Loan Documents") and such Loan Documents set forth continuing obligations of Debtor, enforceable against Debtor in accordance with their respective terms;

  3.
  Debtor has adequate power and capacity to enter into this Modification Agreement;

  4.
  The entry into and performance by Debtor of its obligations under this Modification Agreement, and the Loan Documents do not (i) violate any judgment, order, law or regulation applicable to Debtor; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any unit of Equipment pursuant to any indenture, financing agreement, deed of trust, bank loan or credit agreement or other instrument to which Debtor is a party;

  5.
  There are no suits or proceedings pending or, to Debtor's knowledge, threatened in court or before any regulatory commission, board or other administrative governmental agency against or affecting Debtor, which would reasonably be expected to have a material adverse effect on the ability of Debtor to fulfill its obligations under this Modification Agreement and the Loan Documents;

  6.
  The most recent financial statements of Debtor delivered to GE Capital accurately present the financial position of Debtor as of the date of delivery, and there has been no material adverse change in the financial condition of Debtor since the date of such financial statements;

  7.
  Notwithstanding any provision of this Modification Agreement to the contrary, Debtor will continue to fulfill any and all of its duties and obligations under the Loan Documents, except as those duties and obligations are modified by this Modification Agreement;

  8.
  As of October 1, 2004, there is an outstanding balance under the Loan Documents of One Million Six Hundred Ninety-Four Thousand One Hundred and Sixteen Dollars and Sixty-Six Cents ($1,694,116.66) including principal and any accrued and unpaid interest remaining to be paid thereon (the "Account Balance"). The scheduled installments and final payment dates on the Equipment Schedules are currently due as follows:

  (a)
  The monthly installment on Equipment Schedule #4121384-001 is Five Thousand Two Hundred Seventy Nine Dollars and Fourteen Cents ($5,279.14) and the next installment is due and payable on October 1, 2004 with monthly payments on the 1st of each month thereafter with the final payment due on October 1, 2005.

  (b)
  The monthly installment on Equipment Schedule #4121384-002 is Three Thousand Eight Hundred Forty Two Dollars and Eighty Cents ($3,842.80) and the next installment is due and payable on October 1, 2004 with monthly payments on the Ist of each month thereafter with the final payment due on October 1, 2004.

  (c)
  The monthly installment on Equipment Schedule #4121384-003 is Eight Thousand Nine Hundred Sixty Two Dollars and Thirty-Three Cents ($8,962.33) and the next installment is due and payable on October 1, 2004 with monthly payments on the 1st of each month thereafter with the final payment due on December 1, 2005.

  (d)
  The monthly installment on Equipment Schedule #4121384-004 is One Thousand Four Hundred Seventy Five Dollars and Twenty-Nine Cents ($1,475.29) and the next installment is due and payable on October 1, 2004, with monthly payments on the Ist of each month thereafter with the final payment due on December 1, 2004.

  (e)
  The monthly installment on Equipment Schedule #4121384-005 is Six Thousand Nine Hundred Forty Six and Ninety-Seven Cents ($6,946.97) and the next installment is due and payable on October 1, 2004, with monthly payments due on the 1st of each month thereafter with the final payment due on March 1, 2006.

  (f)
  The monthly installment on Equipment Schedule #4121384-006 is Nine Thousand One Hundred Eighty-Nine Dollars and Eight Cents ($9,189.08) and the next installment is due and payable on October 1, 2004, with monthly payments due on the 1stof each month thereafter with the final payment due on March 1, 2005.

  (g)
  The monthly installment on Equipment Schedule #4121384-007 is Ninety Two Thousand One Hundred Sixty Five Dollars and Forty-Nine Cents ($92,165.49) and the next installment is due and payable on October 1, 2004, with monthly payments due on the 1st of each month thereafter with the final payment due on February 1, 2006.

II.
GRANT OF SECURITY INTEREST: NEGATIVE PLEDGE

1.
Debtor hereby grants to GE Capital and Oxford Finance Corporation, jointly, a first priority security interest in all of Debtor non-financed assets, excluding cash, cash equivalents, investments, any accounts receivable, the complete AB 4700 Proteomics Discovery System/with

    Mascot, primary serial number 347000141, and intellectual property ("Security Interest"). A listing of the Debtor's non-financed fixed assets subject to the Security Interest is attached hereto as Exhibit A.

  2.
  Debtor will not pledge or create or allow to exist any lien, security interest or encumbrance of any kind on, any of its intellectual property (whether registered or unregistered), including without limitation all patents, patent rights, trademarks, trade names, service marks, and copyrights, and all technology, know-how and processes necessary for the conduct of its business ("Negative Pledge").

III.
PRINCIPAL DEFERRAL

1.
Beginning on October 1, 2004, and continuing for the next nine monthly payment dates thereafter (the last being June 1, 2005, and the nine month period referred to as the "Deferral Period"), GE Capital will defer Debtor's obligation to make scheduled principal payments under the Equipment Schedules ("Principal Deferral"); provided, however, that such Principal Deferral is expressly conditioned upon the prior satisfaction of each of the following:

(a)
Debtor shall have closed a bridge financing facility of least $4,000,000 ("Bridge Financing"); and

(b)
Debtor shall have issued to GE Capital a five-year warrant to purchase 56,471 shares of Debtor's common stock at an exercise price equal to $1.50 per share.

2.
During the Deferral Period Debtor will make interest-only payments on the outstanding principal balance under each of the Equipment Schedules. The Deferral Period shall expire and payments of principal and interest will resume on the earlier of July 1, 2005 or the 1st day of the month following the closing of the Debtor's next equity financing equal to or greater than $10,000,000, excluding any converted Bridge Financing notes ("Qualified Equity Financing").

3.
Debtor shall continue to make all regularly scheduled payments of Principal and Interest until the Bridge Financing closes, and if the Bridge Financing does not close on or before December 31, 2004, then no Principal Deferral shall occur.

4.
If the Bridge Financing closes before December 31, 2004 but after commencement of the Deferral Period, the Principal Deferral shall be effective retroactive to October 1, 2004. Accordingly, per the terms of the preceding paragraph 2, Debtor has made one or more regularly scheduled payments of Principal and Interest during the Deferral Period, GE Capital will apply any portion of such payments previously applied to principal made to future interest only payments during the remainder of the Deferral Period. If such payments made by the Debtor are greater than interest due during the Deferral Period, GE Capital will reimburse the Debtor, within 15 days of the closing of the Bridge Financing, for the unapplied payment portion.

5.
After the expiration of the Deferral Period, the monthly payment of principal and interest due under each Equipment Schedule shall be adjusted to provide for payment in full of the remaining principal balance under each such Equipment Schedule, on a straight-line monthly basis over the then remaining term for each respective note.

6.
During the Deferral Period, the Debtor's obligation to make interest only payments as described in Section III.2. above, shall be in lieu of any payment obligations otherwise required under the terms of the Loan Documents.

  7.
  Debtor hereby agrees to pay GE Capital a restructure fee in the amount of Eight Thousand Four Hundred Seventy Dollars and Fifty-Eight Cents ($8,470.58), due upon the termination of the Deferral Period.

  8.
  During the Deferral Period, any pre-payments of principal, by the Debtor, pursuant to the Equipment Schedules, will not be subject to pre-payment penalties or premiums as described under the Loan Documents.

IV.
REFINANCING

1.
If Debtor secures a Qualified Equity Financing on or before July 1, 2005, GE Capital will seek credit approval to refinance the remaining outstanding principal due to GE Capital and the remaining outstanding principal balance due to Oxford Finance Corporation, in an amount not to exceed the aggregate outstanding principal balances due under each facility on October 1, 2004, over a period equal to the lesser of (a) twice the Debtor's cash runway as demonstrated by the Debtor and accepted by GE Capital, or (b) 36 months ("New Financing"). The New Financing would conform to the terms and conditions set forth in the existing Loan Documents between the Debtor and GE Capital and would be secured by a first priority security interest in all equipment currently financed under the GE Capital and Oxford facilities, respectively. Any approval of New Financing would be preceded by completion of a legal and business due diligence, as well as collateral and credit review and analysis, all with results satisfactory to GE Capital. Additionally, notwithstanding any prepayment penalties or premiums set forth in the Loan Documents, in the event that GE Capital does not agree to match the financing terms of another lender on or after Debtor's consummation of a Qualified Financing, Debtor shall be able to prepay all outstanding principal and accrued but unpaid interest thereon as of such date without incurring any penalties or premiums.

2.
If Debtor consummates a Qualified Equity Financing, on or before July 1, 2005, both the Security Interest and the Negative pledge granted by Debtor in Section II above shall be released. GE Capital will execute any and all documentation reasonably required by Debtor to evidence such release.

V.
REMAINING TERMS TO CONTINUE IN EFFECT

1.
Except as expressly modified herein, conditions and terms of the Loan Documents shall continue in full force and effect in accordance with their original terms and conditions.

2.
If this Modification Agreement is deemed unenforceable in any respect, then and in such case the parties agree that the Loan Documents shall be enforceable in accordance with their original terms and conditions as if this Modification Agreement had never been executed.

3.
It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Modification Agreement or the Loan Documents, in no event shall any of the foregoing require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received thereunder, or in the event that all of the Account Balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Modification Agreement or the Loan Documents shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this Section shall govern and control, (b) neither Debtor nor any other person or entity now or thereafter liable for the payments shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid Account Balance or refunded to the party having paid same, at the option of GE Capital, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter consulted by the courts having jurisdiction thereof.

  4.
  GE Capital may, in its sole discretion, apply any payment received from Debtor at any time against any obligation due and owing by Debtor under the Loan Documents, as amended by this Modification Agreement, notwithstanding any statement appearing on or referred to in any remittance from Debtor or any prior application of such payment. In the event any bankruptcy proceedings are instituted by or against Debtor under any applicable bankruptcy law within 90 days after receipt by GE Capital of any such payment, such payment shall be deemed applicable to unpaid obligations then due hereunder in the inverse order of maturity.

  5.
  This Modification Agreement shall be binding upon and shall inure to the benefit of all the parties hereto and their respective administrators, successors and permitted assigns.

        INTENDING TO BE LEGALLY BOUND, the parties hereto have executed this Modification Agreement and have caused this Modification Agreement to be executed by their respective duly authorized representatives as of the day first above-written.

(Remainder of page intentionally left blank)

* * * *

BEYOND GENOMICS, INC.
By:	/s/ [Illegible]
Title:	Vice President, Finance
GENERAL ELECTRIC CAPITAL CORPORATION
By:	/s/ [Illegible]
Title:	Senior Vice President

CONFIDENTIAL

Beyond Genomics, Inc.
Non-Financed Fixed Asset Summary
As of October 28, 2004

Summary of Non-Financed Fixed Assets:

Acquisition Value
Description
Computer Hardware	$199,549.41
Computer Software	61,999.42
Lab Equipment	1,053,997.60
Leasehold Improvements	374,370.95
Office Furniture/Equipment	90,137.68

Total Non-financed Fixed Assets	1,780,055.06

Adjustments
Lab equipment to be sold	(6,030.62)
Leasehold Improvements	(374,370.95)
4700 Proteomics Discovery System with Mascot	(310,221.94)

Total Assets to be Secured by Oxford and GE Capital, jointly	$1,089,431.55

Exhibit A

Beyond Genomics, Inc.
Non-Financed Fixed Asset Summary
As of October 28, 2004

Fixed Assets—Non Financed

				Acquisition
Sys. #	Class	Description	Comments	Date	Value
Computer Hardware
508	CH	Virtual Tape Library		4/1/2004	$39,200.00
122	CH	Various Computer Equipment		1/1/2002	18,370.39
130	CH	IBM Thinkpad T22 (X5)		2/1/2002	8,750.00
82	CH	Inspiron 5000e (SO & KB)		11/1/2000	6,839.72
384	CH	Tape backup		10/1/2002	6,215.00
80	CH	Dell Computers—Pentium III		9/1/2000	4,517.10
459	CH	Dell Poweredge 2650		9/1/2003	4,119.75
79	CH	Laptop—Insprion 5000		8/1/2000	3,755.85
83	CH	Inspiron 5000e (ED)		5/1/2001	3,550.03
502	CH	Apple Powerbook		1/1/2004	3,367.95
324	CH	Laptop		12/1/2002	2,994.00
326	CH	Laptop		12/1/2002	2,994.00
221	CH	Dell Optiplex (X2)		7/1/2002	2,948.00
506	CH	Dell Laptop		4/1/2004	2,769.40
507	CH	Dell Laptop		4/1/2004	2,769.40
457	CH	IBM Thinkpad T30		9/1/2003	2,738.45
475	CH	IBM T40 Laptop		12/1/2003	2,720.10
560	CH	Dell Latitude D600		5/1/2004	2,637.95
213	CH	Dell Power Connect 3080		6/1/2002	2,598.00
385	CH	Computer Hardware		10/1/2002	2,550.00
561	CH	Dell Laptop		6/1/2004	2,476.45
562	CH	Dell Laptop		6/1/2004	2,476.45
78	CH	Laptop—Thinkpad 600X		5/1/2000	2,394.68
468	CH	Thinkpad		10/1/2003	2,304.75
452	CH	IBM T40 Laptop		8/1/2003	2,095.00
453	CH	IBM T40 Laptop		8/1/2003	2,095.00
472	CH	IBM T30		12/1/2003	1,993.95
471	CH	IBM T30		12/1/2003	1,993.95
179	CH	IBM Think pad and Port Reps		3/1/2002	1,899.00
192	CH	IBM Thinkpad and Port Reps		3/1/2002	1,899.00
133	CH	IBM Thinkpad		2/1/2002	1,840.00
90	CH	Smart Array 530/32 controller		4/1/2001	1,805.45
241	CH	Optiplex GX240		8/1/2002	1,799.00
127	CH	Procurve Switch 400M		2/1/2002	1,740.00
124	CH	HP Procurve Switch		1/1/2002	1,724.00
451	CH	Dell Optiplex		7/1/2003	1,718.95
118	CH	Dell Desktop with Monitor		11/1/2001	1,700.05
108	CH	Dell Desktop		8/1/2001	1,695.85
460	CH	Max Display 18IN Dual Display		9/1/2003	1,689.25
461	CH	Max Display 18IN Dual Display		9/1/2003	1,689.25
89	CH	Smart ups 2200 Rackmount		5/1/2001	1,686.30
443	CH	SUN PCI Network Adapter		5/1/2003	1,634.20
445	CH	SUN PCI Network Adapter		5/1/2003	1,634.20
260	CH	PIII 850		9/1/2002	1,620.00
110	CH	HP Laserjet 4100N		8/1/2001	1,599.00

462	CH	Dell Optiplex FX270T		9/1/2003	1,592.95
458	CH	Dell Optiplex		9/1/2003	1,525.45
123	CH	HP Laserjet 4100TN		1/1/2002	1,491.24
128	CH	HP Laserjet 4100TN		2/1/2002	1,489.00
235	CH	HP 4000M Switch		8/1/2002	1,469.00
102	CH	Thinkpad 570e		7/1/2001	1,458.95
181	CH	Procurve 4000		3/1/2002	1,434.00
88	CH	Procurve Switch 10/1000—CARDS		4/1/2001	1,427.33
91	CH	GX 150 Desktop		5/1/2001	1,415.40
504	CH	Lantronix Term Console Server		2/1/2003	1,369.29
93	CH	Thinkpad 570e		6/1/2001	1,358.01
242	CH	Powerconnect		8/1/2002	1,354.00
95	CH	Thinkpad 570e		5/1/2001	1,341.48
184	CH	16 Port ELD Card		3/1/2002	1,312.50
289	CH	Dell 5012 Powerconnect		10/1/2002	1,311.00
302	CH	Dell Optiplex with monitor		11/1/2002	1,200.00
303	CH	Dell Optiplex with monitor		11/1/2002	1,200.00
219	CH	HP 2000 DN Printer		7/1/2002	1,157.00
325	CH	Sunfire V100		12/1/2002	1,033.99

		Computer hardware Total			199,549.41
Computer Software
501	CS	Timecard system		12/31/2003	10,795.00
187	CS	Solomon		3/1/2002	9,720.03
141	CS	Solomon		1/1/2002	9,718.91
215	CS	Mcafee		6/1/2002	4,799.40
305	CS	Matlab		11/1/2002	4,407.00
317	CS	Solomon Projects		7/1/2002	2,416.88
306	CS	Database		11/1/2002	2,310.00
307	CS	Image Processing		11/1/2002	2,079.00
308	CS	Optimization		11/1/2002	2,079.00
244	CS	Solomon (Project Module)		8/1/2002	2,001.16
135	CS	Gene Spring Lite		9/1/2001	1,995.00
323	CS	Wolfram Research		12/1/2002	1,990.00
146	CS	J Builder		2/1/2002	1,924.95
139	CS	Optimization All		10/1/2001	1,900.00
309	CS	Statistics		11/1/2002	1,386.00
327	CS	Forte Fortran Desktop Ed.		12/1/2002	1,349.09
286	CS	Software SB732		10/1/2002	1,128.00

		Computer Software			61,999.42
Lab Equipment
563	LE	4700 Proteomics Discovery System with Masool	TO BE FINANCED	10/1/2004	310,221.94
12	LE	LCQ		7/1/2001	262,519.75
3	LE	Voyager		8/1/2001	262,500.00
6	LE	Lab Benches, Various Lab Equipment		6/1/2001	165,000.00
386	LE	Lab Equipment		6/1/2002	5,000.00
247	LE	Fraction Collection Kit(3)		8/1/2002	4,889.50
36	LE	Immobiline Drystrip Kit, EPS 3501XL PS, Multiphor II		12/1/2001	4,780.12
557	LE	Waters Alliance		5/1/2004	4,211.17
32	LE	Barcode Machine		10/1/2001	3,454.44
27	LE	Barcode Machine TLP 3742		9/1/2001	3,400.00

34	LE	ICAT Monoplex Starter Kit		11/1/2001	3,190.00
45	LE	Superdex 75, Superdex 200		1/1/2002	2,320.50
9	LE	Micro-Centrifuge C-1200		7/1/2001	1,847.27
310	LE	Pulse Generator Module	TO BE SOLD	11/1/2002	1,802.48
29	LE	GDM 23 Refrigerator, Triple Deli		10/1/2001	1,779.55
2	LE	Gel Dryer	TO BE SOLD	7/2/2001	1,711.50
162	LE	Convection Oven		3/1/2002	1,553.79
50	LE	Centrifuge		2/1/2002	1,553.48
30	LE	Mechanical Pump		10/1/2001	1,535.48
46	LE	Z232 Centrifuge		1/1/2002	1,528.48
40	LE	Centrifuge Z232		12/1/2001	1,507.72
39	LE	Centrifuge		12/1/2001	1,495.00
159	LE	Pressure Vessel		3/1/2002	1,365.00
160	LE	AMP8E02	TO BE SOLD	3/1/2002	1,337.64
38	LE	Protean 11 XL		12/1/2001	1,299.05
43	LE	40 mm active area diameter (column)	TO BE SOLD	12/1/2001	1,179.00
23	LE	Ultrasonic Cleaner		8/1/2001	1,014.74

		Lab equipment			1,053,997.60
Leasehold Improvements
59	LH	Carpeting, Tile, etc.		6/1/2001	31,009.00
74	LH	34 Bear Hill Road		1/1/2002	27,544.61
375	LH	1365 Main St.		1/1/2003	26,762.98
64	LH	Building Repairs		6/1/2001	21,791.57
364	LH	1365 Main Street		1/1/2003	20,371.95
62	LH	Building Wiring		6/1/2001	19,424.30
333	LH	1365 Main St.		12/1/2002	15,704.65
391	LH	1365 Main St		2/1/2003	14,476.47
58	LH	Painting		6/1/2001	12,300.00
66	LH	Cube Installation		6/1/2001	10,480.00
328	LH	1365 Main St.		12/1/2002	9,501.94
176	LH	Split System Replacement(34)		4/1/2002	9,500.00
67	LH	HVAC System (additional work)		6/1/2001	8,225.00
205	LH	Building 34		6/1/2002	8,114.50
174	LH	Air Conditioning		4/1/2002	6,850.00
175	LH	Air Conditioning		4/1/2002	6,850.00
73	LH	34 Bear Hill Road		12/1/2001	6,619.83
72	LH	34 Bear Hill Road		12/1/2001	6,619.82
377	LH	1365 Main St. Cement		1/1/2003	6,475.00
170	LH	34 Bear Hill Rd		3/1/2002	6,370.92
171	LH	34 Bear Hill Rd		3/1/2002	6,370.92
166	LH	34 Bear Hill Rd		3/1/2002	6,121.11
167	LH	34 Bear Hill Rd		3/1/2002	6,121.10
173	LH	Building 34		4/1/2002	5,969.69
63	LH	Building Wiring		6/1/2001	5,713.00
71	LH	34 Bear Hill Road		12/1/2001	5,576.74
70	LH	34 Bear Hill Road		12/1/2001	5,576.73
68	LH	HVAC System (additional work)		8/1/2001	5,200.00
367	LH	Mannington Vinyl Tile		1/1/2003	5,200.00
374	LH	Painting 1365 Main St		1/1/2003	5,000.00
172	LH	34 & 40 Bear Hill Road		4/1/2002	4,795.75
65	LH	Cube Installation		6/1/2001	4,392.80
390	LH	Painting 1365 Main St		2/1/2003	4,275.00
69	LH	34 Bear Hill Road		12/1/2001	3,354.31

168	LH	34 Bear Hill Rd.	3/1/2002	3,354.06
61	LH	Building Sign	6/1/2001	3,156.75
246	LH	Bathroom Renovation	8/1/2002	2,975.00
155	LH	34 Bear Hill Rd	2/1/2002	2,171.82
245	LH	Various construction	8/1/2002	2,113.63
169	LH	34 Bear Hill Rd.	3/1/2002	2,000.00
75	LH	34 Bear Hill Road	2/1/2002	1,765.00
419	LH	Painting 1365 Main St	3/1/2003	1,500.00
204	LH	Flaherty Plumbing Regulators	6/1/2002	1,484.00
76	LH	34 Bear Hill Road	2/1/2002	1,390.00
418	LH	Rugs—1365 Main St.	2/1/2003	1,351.00
203	LH	Building 34	6/1/2002	1,320.00
376	LH	1365 Main St. Tile	1/1/2003	1,100.00

		Leasehold Improvements		374,370.95
Office Furniture
150	OF	Office Furniture	6/1/2001	33,621.85
151	OF	Office cubes, Tables, etc.	7/1/2001	12,500.00
153	OF	Furniture for Building 34	1/1/2002	9,500.00
450	OF	Office Furniture	6/1/2003	8,200.00
441	OF	Office Furniture—30 Bear Hill Rd.	2/1/2003	5,775.00
152	OF	Fire Proof File Cabinets	9/1/2001	5,210.00
190	OF	APC Racks(3)	4/1/2002	3,210.00
230	OF	Conference Table & Credenza	7/1/2002	2,500.00
444	OF	Mahogany Conferance Table	5/1/2003	2,250.00
216	OF	Shredder	5/1/2002	2,053.80
232	OF	APC Blk LCD	7/1/2002	1,863.08
149	OF	Office Cubes	7/1/2001	1,500.00
217	OF	K-Cup Brewer	5/1/2002	1,153.95
231	OF	Credenza	7/1/2002	800.00

		Office equipment		90,137.68
		TOTAL		$1,780,055.06

AMENDMENT
TO
MODIFICATION AGREEMENT DATED SEPTEMBER 22, 2004

GE Capital Account Numbers
4121384 - 001, 002, 003, 004, 005, 006, 007.

        THIS MODIFICATION AGREEMENT AMENDMENT (this "Amendment"), dated as of April 29, 2005 (the "Effective Date"), is an amendment to that certain Modification Agreement dated September 22, 2004 (the "Original Modification Agreement"), by and between GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital") a Delaware corporation with a place of business at Lee Farm Corporate Park, 83 Wooster Heights Road, 5th Floor, Danbury, CT and BG MEDICINE, INC. (f/n/a Beyond Genomics, Inc.) (the "Debtor") a Delaware corporation, with a place of business at 610N Lincoln Street, Waltham, MA 02451.

RECITALS

        WHEREAS GE Capital, and Debtor entered into a Master Loan and Security Agreement dated October 3, 2001 ("Loan Agreement") for the purpose of providing equipment financing to Debtor. Debtor and GE Capital entered into seven Equipment Schedules to the Loan Agreement (collectively, the "Equipment Schedules") under which GE Capital advanced to the Debtor the aggregate sum of Four Million Five Hundred Ninety Three Thousand Two Hundred Three Dollars and Eighty-Seven Cents ($4,593,203.87). Debtor's obligations under the Loan Agreement are secured by a lien on all equipment identified on the Equipment Schedules ("Equipment"), and a joint first priority security interest with Oxford Finance Corporation in all of Debtor non-financed/leased assets, excluding cash, cash equivalents, investments, any accounts receivable and intellectual property;

        WHEREAS Debtor has requested that GE Capital modify its obligations under the Equipment Schedules;

        WHEREAS GE Capital is willing to modify Debtor's obligations as requested subject to the terms and conditions set forth herein;

        NOW THEREFORE, in consideration of these premises and the covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties hereby agree as follows.

I.
ACKNOWLEDGMENTS, REPRESENTATIONS AND COVENANTS

        Debtor does hereby represent, acknowledge, warrant and covenant to GE Capital that:

  1.
  The recitals set forth above are true and accurate;

  2.
  Debtor has duly executed the Loan Agreement, the Equipment Schedules and all other documents related to the financing of the Equipment (the "Loan Documents") and such Loan Documents set forth continuing obligations of Debtor, enforceable against Debtor in accordance with their respective terms;

  3.
  Debtor has adequate power and capacity to enter into this Amendment;

  4.
  The entry into and performance by Debtor of its obligations under this Amendment, and the Loan Documents do not (i) violate any judgment, order, law or regulation applicable to Debtor; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any unit of Equipment pursuant to any indenture, financing agreement, deed of trust, bank loan or credit agreement or other instrument to which Debtor is a party;

  5.
  There are no suits or proceedings pending or threatened in court or before any regulatory commission, board or other administrative governmental agency against or affecting Debtor,

    which might reasonably be expected to have a material adverse effect on the ability of Debtor to fulfill its obligations under this Amendment and the Loan Documents;

  6.
  The most recent financial statements of Debtor delivered to GE Capital accurately present the financial position of Debtor as of the date of delivery, and there has been no material adverse change in the financial condition of Debtor since the date of such financial statements;

  7.
  Notwithstanding any provision of this Amendment to the contrary, Debtor will continue to fulfill any and all of its duties and obligations under the Loan Documents, except as those duties and obligations are modified by this Amendment;

  8.
  As of April 29, 2005, there is an outstanding balance under the Loan Documents of One Million Five Hundred Seventy-Three Thousand Three Hundred Forty Nine Dollars and Thirty-Nine Cents ($1,573,349.39) including principal and any accrued and unpaid interest remaining to be paid thereon (the "Account Balance"). Such amount is in lieu of and in addition to any amounts set forth in the Original Modification Agreement.

II.
MODIFICATION OF TERMS UNDER THE OXFORD FINANCE LOAN

1.
Debtor will not modify its current amortization of loans due to Oxford Finance, Corporation in a manner that would increase the debt service under such loans.

III.
PRINCIPAL DEFERRAL

1.
The provisions of Section III replace in full the provisions of Section III of the Original Modification Agreement.

2.
Beginning on May 1, 2005, and continuing for the next two monthly payment dates thereafter (the last being June 1, 2005, and the two month period referred to as the "Deferral Period"), GE Capital will defer Debtor's obligation to make scheduled principal payments under the Schedules as outlined in Exhibit A attached hereto ("Principal Deferral"); provided, however, that such Principal Deferral is expressly conditioned upon the prior satisfaction of the following:

(a)
Debtor shall have made a payment to GE Capital of at least Two Hundred Fifty Thousand Dollars ($250,000) to be applied as a reduction of the Account Balance.

3.
During the Deferral Period Debtor will make interest-only payments on the outstanding principal balance under each of the Equipment Schedules. The Deferral Period shall expire and payments of principal and interest will resume on the earlier of July 1, 2005 or the 1st day of the month following the closing of the Debtor's next equity financing equal to or greater than $10,000,000 ("Qualified Equity Financing").

4.
After the expiration of the Deferral Period, the monthly payment of principal and interest due under each Equipment Schedule shall be consolidated into a single schedule and adjusted to provide for payment in full of the remaining Account Balance as scheduled in the amortization table presented as Exhibit A attached hereto.

5.
During the Deferral Period, the Debtor's obligation to make interest only payments as described in Section III.2 above, shall be in lieu of any payment obligations otherwise required under the terms of the Loan Documents.

6.
Debtor hereby agrees to pay GE Capital a restructure fee in the amount of Eight Thousand Four Hundred Seventy Dollars and Fifty-Eight Cents ($8,470.58), due upon the termination of the Deferral Period.

7.
During the Deferral Period, any pre-payments of principal, by the Debtor, pursuant to the Equipment Schedules, will not be subject to pre-payment penalties or premiums as described under the Loan Documents.

IV.
REMAINING TERMS TO CONTINUE IN EFFECT

1.
Except as expressly modified herein, conditions and terms of the Loan Documents as modified by the Original Modification Agreement shall continue in full force and effect in accordance with their original terms and conditions.

2.
If this Amendment is deemed unenforceable in any respect, then and in such case the parties agrees that the Loan Documents shall be enforceable in accordance with their original terms and conditions as if this Amendment had never been executed.

3.
It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Amendment or the Loan Documents, in no event shall any of the foregoing require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received thereunder, or in the event that all of the Account Balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Amendment or the Loan Documents shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this Section shall govern and control, (b) neither Debtor nor any other person or entity now or thereafter liable for the payments shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid Account Balance or refunded to the party having paid same, at the option of GE Capital, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof.

4.
GE Capital may, in its sole discretion, apply any payment received from Debtor at any time against any obligation due and owing by Debtor under the Loan Documents, notwithstanding any statement appearing on or referred to in any remittance from Debtor or any prior application of such payment. In the event any bankruptcy proceedings are instituted by or against Debtor under any applicable bankruptcy law within 90 days after receipt by GE Capital of any such payment, such payment shall be deemed applicable to unpaid obligations then due hereunder in the inverse order of maturity.

5.
This Amendment shall be binding upon and shall inure to the benefit of all the parties hereto and their respective administrators, successors and permitted assigns.

6.
This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        INTENDING TO BE LEGALLY BOUND, the parties hereto have executed this Amendment and have caused this Amendment to be executed by their respective duly authorized representatives as of the day first above-written.

BG MEDICINE, INC.
By:	/s/ [Illegible]
Title:	President
GENERAL ELECTRIC CAPITAL CORPORATION
By:	/s/ [Illegible]
Title:	Sr. Vice President

Exhibit A

Revised Amortization Table (including $269,898.54 principal paydown in May 2005)

MONTH	BEGINNING BAL.	PAYMENT	INTEREST	PRINCIPAL	BALANCE
5/1/2005	$1,573,349.39	$269,898.54	$0.00	$269,898.54	$1,303,450.85
5/1/2005	$1,303,450.85	$11,829.20	$11,829.22	—	1,303,450.85
6/1/2005	—	10,862.09	10,862.09	—	1,303,450.85
7/1/2005	—	146,128.46	10,862.09	135,266.37	1,168,184.48
8/1/2005	—	135,266.37	9,734.87	125,531.50	1,042,652.98
9/1/2005	—	135,266.37	8,688.78	126,577.59	916,075.39
10/1/2005	—	135,266.37	7,633.96	127,632.41	788,442.98
11/1/2005	—	135,266.37	6,570.36	128,696.01	659,746.97
12/1/2005	—	135,266.37	5,497.89	129,768.48	529,978.49
1/1/2006	—	135,266.37	4,416.48	130,849.89	399,128.60
2/1/2006	—	135,266.37	3,326.08	131,940.29	267,188.31
3/1/2006	—	135,266.37	2,226.56	133,039.81	134,148.50
4/1/2006	—	135,266.40	1,117.90	134,148.50	(0.00)

General Electric Capital Corporation

AMENDMENT TO

MASTER SECURITY AGREEMENT DATED OCTOBER 3, 2001

BY AND BETWEEN

BEYOND GENOMICS, INC., AS DEBTOR

AND

GENERAL ELECTRIC CAPITAL CORPORATION, AS SECURED PARTY

        Debtor and Secured Party hereby amend Master Security Agreement dated October 3, 2001, all Collateral Schedules thereunder and all Promissory Notes and other related documents (herein collectively referred to as the "Agreements") to reflect Debtor's name change from Beyond Genomics, Inc. to BG Medicine, Inc.

        All other terms and conditions of the Agreements remain the same.

        IN WITNESS WHEREOF, Debtor and Secured Party have each caused this Amendment to be duly executed in their respective names.

DEBTOR: BG Medicine, Inc. fka Beyond Genomics, Inc.		SECURED PARTY: General Electric Capital Corporation
By:	/s/ [Illegible]	By:	/s/ [Illegible]
Title:	Chairman	Title:	SVP
Date:	11/2/04	Date:	11/23/04

SECOND AMENDMENT
TO
MODIFICATION AGREEMENT DATED SEPTEMBER 22, 2004

GE Capital Account Numbers
4121384 - 001. 002, 003, 004, 005, 006, 007.

        THIS SECOND AMENDMENT TO MODIFICATION AGREEMENT—(this "Amendment"), dated as of October 18, 2005 (the "Effective Date"), is an amendment to that certain Modification Agreement dated September 22, 2004 (the "Original Modification Agreement"), by and between GENERAL ELECTRIC CAPITAL CORPORATION ("GE Capital") a Delaware corporation with a place of business at Lee Farm Corporate Park, 83 Wooster Heights Road, 5th Floor, Danbury, CT and BG MEDICINE, INC. (f/n/a Beyond Genomics, Inc.) (the "Debtor") a Delaware corporation, with a place of business at 610N Lincoln Street, Waltham, MA 02451.

RECITALS

        WHEREAS GE Capital, and Debtor entered into a Master Loan and Security Agreement dated October 3, 2001 ("Loan Agreement") for the purpose of providing equipment financing to Debtor. Debtor and GE Capital entered into seven Equipment Schedules to the Loan Agreement (collectively, the "Equipment Schedules") under which GE Capital advanced to the Debtor the aggregate sum of Four Million Five Hundred Ninety Three Thousand Two Hundred Three Dollars and Eighty-Seven Cents ($4,593,203.87). Debtor's obligations under the Loan Agreement are secured by a lien on all equipment identified on the Equipment Schedules ("Equipment"), and a joint first priority security interest with Oxford Finance Corporation in all of Debtor non-financed/leased assets, excluding cash, cash equivalents, investments, any accounts receivable and intellectual property;

        WHEREAS Debtor has requested that GE Capital modify its obligations under the Equipment Schedules;

        WHERAS GE Capital agreed to modify Debtor's obligations as requested subject to the terms and conditions set forth within the Original Modification Agreement;

        WHEREAS on April 22, 2005, GE Capital and Debtor amended the Original Modification Agreement subject to the terms and conditions set forth under the Amendment to the Modification Agreement ("Amendment 1");

        WHEREAS GE Capital is willing to modify Debtor's obligations as requested subject to the terms and conditions set forth herein;

        NOW THEREFORE, in consideration of these premises and the covenants contained herein and for other good and valuable consideration, the receipt and adequacy of which the parties hereby acknowledge, the parties hereby agree as, follows:

I.
ACKNOWLEDGMENTS, REPRESENTATIONS AND COVENANTS

Debtor does hereby represent, acknowledge, warrant and covenant to GE Capital that:

  1.
  The recitals set forth above are true and accurate;

  2.
  Debtor has duly executed the Loan Agreement, the Equipment Schedules and all other documents related to the financing of the Equipment (the "Loan Documents") and such Loan Documents set forth continuing obligations of Debtor, enforceable against Debtor in accordance with their respective terms;

  3.
  Debtor has adequate power and capacity to enter into this Amendment;

  4.
  Debtor has incurred Eighteen Thousand Nine Hundred Eighty Seven and 08/100 Dollars ($18,987.08) of late fees due October 18, 2005;

  5.
  Debtor has paid to GE Capital Seventy Thousand and 00/100 Dollars ($70,000) since September 1, 2005, representing a partial payment of Debtor's obligations owing for September and October of 2005. GE Capital has agreed to apply such partial payment to the Account Balance upon execution of this Amendment; provided, however, that GE Capital's acceptance of such partial payment shall not be deemed to constitute an agreement by GE Capital to modify the terms of this Amendment or a waiver by GE Capital of any of the obligations of Debtor under the Loan Documents (as modified by this Amendment).

  6.
  The entry into and performance by Debtor of its obligations under this Amendment, and the Loan Documents do not (i) violate any judgment, order, law or regulation applicable to Debtor; or (ii) result in any breach of, constitute a default under or result in the creation of any lien, charge, security interest or other encumbrance upon any unit of Equipment pursuant to any indenture, financing agreement, deed of trust, bank loan or credit agreement or other instrument to which Debtor is a party;

  7.
  There are no suits or proceedings pending or threatened in court or before any regulatory commission, board or other administrative governmental agency against or affecting Debtor, which might reasonably be expected to have a material adverse effect on the ability of Debtor to fulfill its obligations under this Amendment and the Loan Documents;

  8.
  The most recent financial statements of Debtor delivered to GE Capital accurately present the financial position of Debtor as of the date of delivery, and there has been no material adverse change in the financial condition of Debtor since the date of such financial statements;

  9.
  Notwithstanding any provision of this Amendment to the contrary, Debtor will continue to fulfill any and all of its duties and obligations under the Loan Documents, except as those duties and obligations are modified by this Amendment;

  10.
  As of October 18, 2005, there is an outstanding balance under the Loan Documents of One Million Fifty Eight Thousand Nine Hundred Seventy Five Dollars and Seventy-Two Cents ($1,058,975.72) including principal and any accrued and unpaid interest remaining to be paid thereon (the "Account Balance"). Such amount is in lieu of and in addition to any amounts set forth in the Original Modification Agreement.

II.
MODIFICATION OF TERMS UNDER THE OXFORD FINANCE LOAN

1.
This Agreement is contingent upon the execution of a second Loan Modification Agreement between the Debtor and Oxford Finance Corporation (the "Oxford Loan Restructure"). The Oxford Loan Restructure shall consist of Five (5) monthly principal and interest payments of Forty-Five Thousand Dollars ($45,000) beginning November 1, 2005 and ending March 1, 2006 at which point the remaining loan balance as of March 30, 2006 shall be amortized on a straight-line basis through August 1, 2007. Except for any supplemental payments to debt service resulting from success fees related to Debtor's corporate service contracts or the sale of Equipment assets, Debtor will not modify the Oxford Loan Restructure in manner that would increase the debt service greater than the amortization set forth herein.

III.
MODIFIED AMORTIZATION

The provisions of Section III replace in full the provisions of Section III of the Original Modification Agreement.

  1.
  GE Capital will modify Debtor's obligation to make scheduled principal and interest payments under the Schedules as outlined in Exhibit A attached hereto ("Modified Amortization").

  2.
  Proceeds resulting from the sale of Equipment assets will be applied to the Account Balance by shortening the term remaining under the Modified Amortization with no reduction in monthly payments as stated therein;

  3.
  Debtor will pay to GE Capital 2% of success fees resulting from Debtor's corporate service contracts during the term of the Modified Amortization ("GE Capital's Share of Success

    Fees"); provided, however, that no fee shall be due under this paragraph 3 for any success fees earned after ninety (90) days from the date the Debtor has prepaid the Account Balance as set forth in paragraph 4 below. As Debtor receives success fees, 50% of GE Capital's Share of Success Fees will be applied to the Account Balance, with the remainder applied as earned income. If, however, by June 30, 2006, the Debtor has not obtained at least one of the following validations of its strategic direction: a) the AstraZeneca success fee or a similar success fee has been earned by Debtor, b) the Debtor has entered into additional contracted success fees of at least Five Million Dollars ($5,000,000), c) the Debtor has otherwise demonstrated reasonable business development progress as determined by GE in its sole reasonable discretion, or d) the Debtor has obtained continued investor support sufficient to extend Debtor's cash runway to March 31, 2007 or later, then the Debtor shall be in Default of the Loan Agreement and the then outstanding balance under the Loan Documents will become due in full;

  4.
  Debtor may prepay the Account Balance upon payment of the then outstanding Account Balance plus an additional sum as a premium equal to 5% of the prepaid Account Balance. Any amounts prepaid will be applied to the Account Balance by shortening the term remaining under the Modified Amortization with no reduction in monthly payments as stated therein.

IV.
GRANT OF SECURITY INTEREST; NEGATIVE PLEDGE

1.
In addition to the Security Interest pledged under the Original Modification, Debtor hereby grants to GE Capital a joint first priority security interest with Oxford Finance Corporation in all of Debtor's cash, cash equivalents, investment property, and accounts, and authorizes GE Capital to take all actions required to perfect such security interest, including without limitation the preparation and filing of appropriate financing statements and/or amendments to existing financing statements.

2.
Debtor will not pledge or create or allow to exist any lien, security interest or encumbrance of any kind on, any of its intellectual property (whether registered or unregistered), including without limitation all patents, patent rights, trademarks, trade names, service marks, and copyrights, and all technology, know-how and processes necessary for the conduct of its business.

V.
REMAINING TERMS TO CONTINUE IN EFFECT; MISCELLANEOUS

1.
Except as expressly modified herein, conditions and terms of the Loan Documents as modified by the Original Modification Agreement and Amendment 1 shall continue in full force and effect in accordance with their original terms and conditions.

2.
If this Amendment is deemed unenforceable in any respect, then and in such case the parties agree that the Loan Documents shall be enforceable in accordance with their original terms and conditions as if this Amendment had never been executed.

3.
It is the intention of the parties hereto to comply with all applicable usury laws; accordingly, it is agreed that, notwithstanding any provision to the contrary in this Amendment or the Loan Documents, in no event shall any of the foregoing require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received thereunder, or in the event that all of the Account Balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Amendment or the Loan Documents shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this Section shall govern and control, (b) neither Debtor nor any other person or entity now or thereafter liable for the payments shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid Account Balance or refunded to the party having paid same, at the option of GE Capital, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof.

  4.
  GE Capital may, in its sole discretion, apply any payment received from Debtor at any time against any obligation due and owing by Debtor under the Loan Documents, notwithstanding any statement appearing on or referred to in any remittance from Debtor or any prior application of such payment. In the event any bankruptcy proceedings are instituted by or against Debtor under any applicable bankruptcy law within 90 days after receipt by GE Capital of any such payment, such payment shall be deemed applicable to unpaid obligations then due hereunder in the inverse order of maturity.

  5.
  This Amendment shall be binding upon and shall inure to the benefit of all the parties hereto and their respective administrators, successors and permitted assigns.

  6.
  This Amendment may be executed in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        INTENDING TO BE LEGALLY BOUND, the parties hereto have executed this Amendment and have caused this Amendment to be executed by their respective duly authorized representatives as of the day first above-written.

BG Medicine, Inc.
By:	/s/ [Illegible]
Title:	President
General Electric Capital Corporation
By:	/s/ [Illegible]
Title:	Duly Authorized Signatory

Exhibit A

MODIFIED AMORTIZATION

date	starting balance	debt service	interest	principal	remaining balance
9/1/2005	1,042,652.98	35,500.00	8,688.77	26,811.23	1,015,841.75
10/1/2005	1,015,841.75	35,500.00	8,465.35	27,034.65	988,807.10
11/1/2005	988,807.10	35,500.00	8,240.06	27,259.94	961,547.16
12/1/2005	961,547.16	35,500.00	8,012.89	27,487.11	934,060.05
1/1/2006	934,060.05	35,500.00	7,783.84	27,716.16	906,343.89
2/1/2006	906,343.89	35,500.00	7,552.86	27,947.14	878,396.75
3/1/2006	878,396.75	35,500.00	7,319.98	28,180.02	850,216.73
4/1/2006	850,216.73	53,846.69	7,085.14	46,761.55	803,455.18
5/1/2006	803,455.18	53,846.69	6,695.46	47,151.23	756,303.95
6/1/2006	756,303.95	53,846.69	6,302.53	47,544.16	708,759.79
7/1/2006	708,759.79	53,846.69	5,906.33	47,940.36	660,819.43
8/1/2006	660,819.43	53,846.69	5,506.83	48,339.86	612,479.57
9/1/2006	612,479.57	53,846.69	5,104.00	48,742.69	563,736.88
10/1/2006	563,736.88	53,846.69	4,697.80	49,148.89	514,587.99
11/1/2006	514,587.99	53,846.69	4,288.24	49,558.45	465,029.54
12/1/2006	465,029.54	53,846.69	3,875.24	49,971.45	415,058.09
1/1/2007	415,058.09	53,846.69	3,458.82	50,387.87	364,670.22
2/1/2007	364,670.22	53,846.69	3,038.92	50,807.77	313,862.45
3/1/2007	313,862.45	53,846.69	2,615.52	51,231.17	262,631.28
4/1/2007	262,631.28	53,846.69	2,188.60	51,658.09	210,973.19
5/1/2007	210,973.19	53,846.69	1,758.11	52,088.58	158,884.61
6/1/2007	158,884.61	53,846.69	1,324.03	52,522.66	106,361.95
7/1/2007	106,361.95	53,846.69	886.35	52,960.34	53,401.61
8/1/2007	53,401.61	53,846.63	445.02	53,401.61	(0.00)

CERTIFIED COPY OF RESOLUTION OF BOARD OF DIRECTORS

        The undersigned hereby certifies: (i) that he/she is the Secretary of BG Medicine, Inc., a Dalaware corporation; (ii) that the following is a true, accurate and complete transcript of resolutions duly adopted at a meeting of the Board of Directors of said Corporation duly held on the 8th day of December, 2005, at which a quorum was present, and that the proceedings were in accordance with the Articles and by-laws of said Corporation, and (iii) that said resolutions have not been amended or revoked, and are in full force and effect.

        "RESOLVED, that each of the officers of this Corporation, whose name appears below, or the duly elected or appointed successor in office of any or all of them, be and hereby is authorized and empowered in the name and on behalf of this Corporation to borrow from General Electric Capital Corporation or its successors and assigns (hereinafter referred to as "Secured Party") from time to time, such sum or sums of money as in the judgment of such officer or officers the Corporation may require and to execute on behalf of the Corporation and to deliver to Secured Party in the form required by Secured Party a promissory note or notes of this Corporation evidencing the amount or amounts borrowed or any renewals and/or extensions thereof, such note or notes to bear such rate of interest and be payable in such installments and on such terms and conditions as such officer may agree to by his signature thereon.

        FURTHER RESOLVED, that any of the aforesaid officers, or his duly elected or appointed successor in office, be and hereby is authorized and empowered to do any acts, including, but not limited to, the mortgage, pledge, or hypothecation from time to time with Secured Party of any or all the assets of this Corporation to secure such loan or loans and any other indebtedness or obligations, now existing or hereafter arising, of this Corporation to Secured Party, and to execute in the name of and on behalf of this Corporation, any chattel mortgages, notes, security agreements, financing statements, renewal, extension or consolidation agreements, and any other instruments or agreements deemed necessary or proper by Secured Party in respect of the collateral securing any indebtedness of this Corporation, and to affix the seal of this Corporation to any mortgage, pledge, or other such instrument if so required or requested by Secured Party.

        FURTHER RESOLVED, that each said officer of this Corporation is hereby authorized to do and perform all other acts and deeds that may be requisite or necessary to carry fully into effect the foregoing resolutions.

        FURTHER RESOLVED, that the officers referred to in the foregoing resolutions, their names and signatures are as follows:

NAME	TITLE	SIGNATURE
Pieter Muntendam	President & CEO	/s/ PIETER MUNTENDAM

        FURTHER RESOLVED, that Secured Party is authorized to rely upon the aforesaid resolutions until receipt by it of written notice of any change, which changes of whatever nature shall not be effective as to Secured Party to the extent that it has theretofore relied upon the aforesaid resolutions in the above form.

        IN WITNESS WHEREOF, I have set my hand and affixed the seal of said Corporation this 8th day of December, 2005.

/s/ WILLIAM T. WHELAN Secretary William T. Whelan

(CORPORATE SEAL)

AMENDMENT NO. 3

        THIS AMENDMENT NO. 3 is made as of the 27th day of December 2006, between General Electric Capital Corporation ("Secured Party") and BG Medicine, Inc. ("Debtor") in connection with that certain Master Security Agreement, dated as of October 3, 2001 as amended by Amendments dated as of October 5, 2001 and November 2, 2004 ("Agreement"). The terms of this Amendment No. 3 are hereby incorporated into the Agreement as though fully set forth therein. Secured Party and Debtor mutually desire to amend the Agreement as set forth below. Section references below refer to the section numbers of the Agreement.

        Sections 2(1) is hereby added and read as follows:

  "(I) Debtor agrees that it shall not, and shall not allow any of its subsidiaries to, directly or indirectly, create, incur, assume, permit to exist, guarantee or otherwise become or remain directly or indirectly liable with respect to, any Debt (as hereinafter defined), except for (i) Debt of Debtor to Secured Party, (ii) Debt existing on the date hereof and set forth on Schedule A to this Agreement, and (iii) Debt not to exceed $500,000 in the aggregate in any fiscal year of Debtor secured by liens described in clause (k) of the definition of Permitted Liens and provided such Debt does not exceed the lesser of cost or fair market value of the equipment financed with such Debt. The term "Debt" shall mean, with respect to any person, at any date, without duplication, (a) all obligations of such person for borrowed money, (b) all obligations of such person evidenced by bonds, debentures, notes or other similar instruments, or upon which interest payments are customarily made, (c) all obligations of such person to pay the deferred purchase price of property or services incurred in the ordinary course of business if the purchase price is due more than six (6) months from the date the obligation is incurred, (d) all capital lease obligations of such person, (e) the principal balance outstanding under any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product, (f) all obligations of such person to purchase securities (or other property) which arise out of or in connection with the issuance or sale of the same or substantially similar securities (or property), (g) all contingent or non-contingent obligations of such person to reimburse any bank or other person in respect of amounts paid under a letter of credit or similar instrument, (h) all Indebtedness secured by a lien on any asset of such person, whether or not such Debt is otherwise an obligation of such person, (i) all obligations of such person under any foreign exchange contract, currency swap agreement, interest rate swap, cap or collar agreement or other similar agreement or arrangement designed to alter the risks of that person arising from fluctuations in currency values or interest rates, in each case whether contingent or matured, and (j) all obligations or liabilities of other guaranteed by such person; and (m) all obligations of such person to trade creditors incurred in the ordinary course of business and more than one hundred twenty (120) days past due."

        TERMS USED, BUT NOT OTHERWISE DEFINED HEREIN SHALL HAVE THE MEANINGS GIVEN TO THEM IN THE AGREEMENT. EXCEPT AS EXPRESSLY AMENDED HEREBY, THE AGREEMENT SHALL REMAIN IN FULL FORCE AND EFFECT. IF THERE IS ANY CONFLICT BETWEEN THE PROVISIONS OF THE AGREEMENT AND THIS AMENDMENT NO. 3, THEN THIS AMENDMENT NO. 3 SHALL CONTROL.

        IN WITNESS WHEREOF, the parties hereto have executed this Amendment No. 3 as of the 27th day of December 2006 by signature of their respective authorized representative set forth below.

General Electric Capital Corporation		BG Medicine, Inc.
By:	/s/ JOHN EDEL	By:	/s/ PIETER MUNTENDAM
Name:	John Edel	Name:	Pieter Muntendam
Title:	SVP	Title:	President

Amendment to Master Security Agreement

        No variation or modification of this Note, or any waiver of any of its provisions or conditions, shall be valid unless in writing and signed by an authorized representative of Maker and Payee. Any such waiver, consent, modification or change shall be effective only in the specific instance and for the specific purpose given.

        Any provision in this Note or any Security Agreement which is in conflict with any statute, law or applicable rule shall be deemed omitted, modified or altered to conform thereto.

BG Medicine, Inc.
	By:	/s/ PIETER MUNTENDAM
(Witness)
	Name:	Pieter Muntendam
(Print name)
	Title:	President
(Address)
Federal Tax ID #:	043506204
Address: 610 Lincoln Street North, Waltham, MA 02451

PROMISSORY NOTE

December 27, 2006
(Date)

        FOR VALUE RECEIVED, BG Medicine, Inc. a corporation located at the address stated below ("Maker") promises, jointly and severally if more than one, to pay to the order of General Electric Capital Corporation or any subsequent holder hereof (each, a "Payee") at its office located at 83 Wooster Heights Road, 5th Floor, Danbury, CT 06810 or at such other place as Payee or the holder hereof may designate, the principal sum of Five Hundred Thousand and 00/100 Dollars ($500,000.00), with interest on the unpaid principal balance, from the date hereof through and including the dates of payment, at a fixed interest rate of Eleven and Thirty-Eight Hundredths percent (11.38%) per annum, to be paid in lawful money of the United States, in Eight (8) consecutive monthly installments of principal and interest as follows:

Periodic Installment	Amount
(7) Seven	$65,196.56

each ("Periodic Installment") and a final installment which shall be in the amount of the total outstanding principal and interest. The first Periodic Installment shall be due and payable on 2/1/07 and the following Periodic Installments and the final installment shall be due and payable on the same day of each succeeding month (each, a "Payment Date"). Such installments have been calculated on the basis of a 360 day year of twelve 30-day months. Each payment may, at the option of the Payee, be calculated and applied on an assumption that such payment would be made on its due date.

        The acceptance by Payee of any payment which is less than payment in full of all amounts due and owing at such time shall not constitute a waiver of Payee's right to receive payment in full at such time or at any prior or subsequent time.

        The Maker hereby expressly authorizes the Payee to insert the date value is actually given in the blank space on the face hereof and on all related documents pertaining hereto.

        This Note may be secured by a security agreement, chattel mortgage, pledge agreement or like instrument (each of which is hereinafter called a "Security Agreement").

        Time is of the essence hereof. If any installment or any other sum due under this Note or any Security Agreement is not received within ten (10) days after its due date, the Maker agrees to pay, in addition to the amount of each such installment or other sum, a late payment charge of five percent (5%) of the amount of said installment or other sum, but not exceeding any lawful maximum. If (i) Maker fails to make payment of any amount due hereunder within ten (10) days after the same becomes due and payable; or (ii) Maker is in default under, or fails to perform under any material term or condition contained in any Security Agreement, then the entire principal sum remaining unpaid, together with all accrued interest thereon and any other sum payable under this Note or any Security Agreement, at the election of Payee, shall immediately become due and payable, with interest thereon at the lesser of eighteen percent (18%) per annum or the highest rate not prohibited by applicable law from the date of such accelerated maturity until paid (both before and after any judgment).

        In the event Maker (a) sells, leases, exchanges or transfers all or substantially all of the property, assets or business of Maker or, (b) is involved with an initial public offering of its shares or (c) is a party to any merger or consolidation, then Maker may prepay in full, but not in part, its entire indebtedness hereunder upon payment of the entire indebtedness plus an additional sum as a premium equal to the following percentages of the original principal balance for the indicated period:

  Prior to the first annual anniversary date of this Note: Not Applicable.

  Thereafter and prior to the second annual anniversary date of this Note: five percent (5%)

  Thereafter and prior to the third annual anniversary date of this Note: four percent (4%)

  Thereafter and prior to the fourth annual anniversary date of this Note: three percent (3%)

  and zero percent (0%) thereafter, plus all other sums due hereunder or under any Security Agreement.

        It is the intention of the parties hereto to comply with the applicable usury laws; accordingly, its is agreed that, notwithstanding any provision to the contrary in this Note or any Security Agreement, in no event shall this Note or any Security Agreement require the payment or permit the collection of interest in excess of the maximum amount permitted by applicable law. If any such excess interest is contracted for, charged or received under this Note or any Security Agreement, or if all of the principal balance shall be prepaid, so that under any of such circumstances the amount of interest contracted for, charged or received under this Note or any Security Agreement on the principal balance shall exceed the maximum amount of interest permitted by applicable law, then in such event (a) the provisions of this paragraph shall govern and control, (b) neither Maker nor any other person or entity now or hereafter liable for the payment hereof shall be obligated to pay the amount of such interest to the extent that it is in excess of the maximum amount of interest permitted by applicable law, (c) any such excess which may have been collected shall be either applied as a credit against the then unpaid principal balance or refunded to Maker, at the option of the Payee, and (d) the effective rate of interest shall be automatically reduced to the maximum lawful contract rate allowed under applicable law as now or hereafter construed by the courts having jurisdiction thereof. It is further agreed that without limitation of the foregoing, all calculations of the rate of interest contracted for, charged or received under this Note or any Security Agreement which are made for the purpose of determining whether such rate exceeds the maximum lawful contract rate, shall be made, to the extent permitted by applicable law, by amortizing, prorating, allocating and spreading in equal parts during the period of the full stated term of the indebtedness evidenced hereby, all interest at any time contracted for, charged or received from Maker or otherwise by Payee in connection with such indebtedness; provided, however, that if any applicable state law is amended or the law of the United States of America preempts any applicable state law, so that it becomes lawful for the Payee to receive a greater interest per annum rate than is presently allowed, the Maker agrees that, on the effective date of such amendment or preemption, as the case may be, the lawful maximum hereunder shall be increased to the maximum interest per annum rate allowed by the amended state law or the law of the United States of America.

        The Maker and all sureties, endorsers, guarantors or any others (each such person, other than the Maker, an "Obligor") who may at any time become liable for the payment hereof jointly and severally consent hereby to any and all extensions or time, renewals, waivers or modifications of, and all substitutions or releases of, security or of any party primarily or secondarily liable on this Note or any Security Agreement or any term and provision of either, which may be made, granted or consented to by Payee, and agree that suit may be brought and maintained against any one or more of them, at the election of Payee without joinder of any other as a party thereto, and that Payee shall not be required first to foreclose, proceed against, or exhaust any security hereof in order to enforce payment of this Note. The Maker and each Obligor hereby waives presentment, demand for payment, notice of nonpayment, protest, notice of protest, notice of dishonor, and all other notices in connection herewith, as well as filing of suit (if permitted by law) and diligence in collecting this Note or enforcing any of the security hereof, and agrees to pay (if permitted by law) all expenses incurred in collection, including Payee's actual attorneys' fees. Maker and each Obligor agrees that fees not in excess of twenty percent (20%) of the amount then due shall be deemed reasonable.

        THE MAKER HEREBY UNCONDITIONALLY WAIVES ITS RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF, DIRECTLY OR INDIRECTLY, THIS NOTE, ANY OF THE RELATED DOCUMENTS, ANY DEALINGS BETWEEN MAKER AND PAYEE RELATING TO THE SUBJECT MATTER OF THIS TRANSACTION OR ANY RELATED TRANSACTIONS, AND/OR THE RELATIONSHIP THAT IS BEING ESTABLISHED BETWEEN MAKER AND PAYEE. THE SCOPE OF THIS WAIVER IS INTENDED TO BE ALL ENCOMPASSING OF ANY AND ALL DISPUTES THAT MAY BE FILED IN ANY COURT (INCLUDING, WITHOUT LIMITATION, CONTRACT CLAIMS, TORT

CLAIMS, BREACH OF DUTY CLAIMS, AND ALL OTHER COMMON LAW AND STATUTORY CLAIMS.) THIS WAIVER IS IRREVOCABLE MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THE WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS NOTE, ANY RELATED DOCUMENTS, OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THIS TRANSACTION OR ANY RELATED TRANSACTION. IN THE EVENT OF LITIGATION, THIS NOTE MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.

        This Note and any Security Agreement constitute the entire agreement of the Maker and Payee with respect to the subject matter hereof and supercedes all prior understandings, agreements and representations, express or implied.

        *LOAN3009*

COLLATERAL SCHEDULE NO. 013

        THIS COLLATERAL SCHEDULE NO. 013 is annexed to and made a part of that certain Master Security Agreement dated as of October 3, 2001 between General Electric Capital Corporation, together with its successors and assigns, if any, as Secured Party and BG Medicine, Inc. as Debtor and describes collateral in which Debtor has granted Secured Party a security interest in connection with the Indebtedness (as defined in the Security Agreement) including without limitation that certain Promissory Note dated 12/27/06 in the original principal amount of $500,000.00.

Quantity	Manufacturer	Serial Number	Year/Model and Type of Equipment

SEE EXHIBIT A ATTACHED HERETO AND MADE A PART HEREOF

and including all additions, attachments, accessories and accessions thereto, and any and all substitutions, replacements or exchanges therefor, and all insurance and/or other proceeds thereof.

        Debtor is and will remain in full compliance with all laws and regulations applicable to it including, without limitation, (i) ensuring that no person who owns a controlling interest in or otherwise controls Debtor is or shall be (Y) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control ("OFAC"), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (Z) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, and (ii) compliance with all applicable Bank Secrecy Act ("BSA") laws, regulations and government guidance on BSA compliance and on the prevention and detection of money laundering violations.

SECURED PARTY:		DEBTOR:
General Electric Capital Corporation		BG Medicine, Inc.
By:	/s/ JOHN EDEL	By:	/s/ PIETER MUNTENDAM
Name:	John Edel	Name:	Pieter Muntendam
Title:	SVP	Title:	President
Date:	12/27/06	Date:	12/28/06

EXHIBIT A
BG Medicine, Inc.
Acct # 4121384-013

BG Medicine, Inc.
Oxford Financed Assets
As of 10/1/06

Description	Serial #	Ext. Price
Peek six column selector	8408	3,510.00
Peek six column selector	8409	3,510.00
Peek six column selector (custom)	8476	3,044.70
Peek six column selector (custom)	8477	3,044.70
Marathon Centrifuge	64660672	10,025.00
Scotsman AFE 400 Ice Flaker	605931-02D	3,000.00
TOTAL SCHEDULE 1		26,134.40
IBM Thinkpad T30	78CPZ47	2,252.00
Dell Optiplex	4R33C11	2,147.00
Dell Powerconnect 3248	36SK511	1,424.00
Dell Powerconnect 3248	D5SK511	1,424.00
ATEN 16 Port KVM Switch	03\270086AG0018	2,395.00
Thinkpad P31GHZ	78-AYCZR	1,803.23
Thinkpad P31GHZ	78-AYDBT	1,803.23
Dell Poweredge 1650	C8JKM11	4,917.00
Okidata 9200N	109A1000119	4,995.00
IBM X24	FX-GH278	2,229.00
Twin LCD Display	18133302122, 18133302121	2,534.00
Poweredge 6650	6WF5Y11	21,140.00
IBM Thinkpad T30	78CPB07/78CPA59	4,545.00
Network Appliance F840 data storage [Illegible]	1032236	188,123.09
Compiler	N/A	2,086.00
C++ Math Library	N/A	2,086.00
ML Graphics Library	N/A	2,086.00
Dl 650 Copier	6531002504	19,407.52
Office Pro Air Conditioner	05020003600	9,870.00
Cisco PIX 515E Firewall	88806383134	6,128.85
Cisco PIX 515E Firewall	88806381897	2,299.50
Veritas Backup	N/A	9,052.31
Freight—Alltech		84.16
Freight—Alltech		49.34
Tax—Fisher		501.25
Freight—Cambridge Scientific		150.00
TOTAL SCHEDULE 2		295,532.47
Q Tof Ultima API	UH032	512,660.00
Q Tof Ultima API	UH069	512,660.00
MM CapLC	L02MCP 308N	62,928.00
MM CapLC	L02MCP 306N	62,928.00
(Autosampler)	20145
Fraction Coll II	D02WFC 497M	25,650.00
M25 STD 115/60 PD1	102296025	2,235.00
M25 STD 115/60 PD1	102296031	2,235.00

Nitrogen Generator	N22030-1009	29,651.00
Air Compressor	AII137437	8,915.00
TOTAL SCHEDULE 3		1,219,862.00
Hugin Developer	N/A	5,225.00
SUN DSVI—Basic Unit (L180)	3.68E+11	26,047.65
SUN DSVI—LTO Fibre Channel Drive	471300014561,471300014570,4713000145	33,207.33
SUN DSVI—UpGrade Card	NSN24197	3,259.38
SUN Ten LTO 100gb cartridges	NSN24197-01 through NSN24197-08	9,254.08
SUN PCI Single FC Network Adapter	S036305,S036296	2,738.97
Veritas NetBackup	NSN24197	3,703.88
Veritas NetBackup	NSN24197	1,026.38
Veritas NetBackup	NSN24197-01 through NSN24197-04	8,550.15
SUN Fire V480	233V02C0	18,799.36
SUN PCI Dual FC Network Adapter	S018355,S018739	4,557.75
SUN Gigabitethernet/p Adapter	S095599,S093169	2,301.44
SUN Solaris and SUN Trunking	NSN104438	879.96
SUN StorEdge	236H2633-1	51,983.24
SUN 3240GB Sun StorEdge	236H2633	48,761.02
Servepoint NAS	NSN104438	15,907.50
GeneLinker Platinum System	N/A	17,900.00
SAS	N/A	7,260.00
Freight—Thermo neslab	N/A	151.00
Freight—Parker Hannifin	N/A	201.76
Freight—Air Power	N/A	122.51
TOTAL SCHEDULE 4		261,838.36
Analytical Flowcell	A4974-010	1,595.00
6-column selector low profile	9735	3,383.00
Model C2 microbore 6 port valve	03N-0230H,03N-0231H	2,220.00
(Valve)	EM2M10004
(Controller)	EM2C08786
(Power Supply)	299133192
(Valve)	EM2M09945
(Controller)	EM2C08800
(Power Supply)	299133813
Maldi Mass Spectrometer	DAA009	478,800.00
Pico View 300 Ion Source	N/A	10,244.06
Maldiprep Module 115 V	F0MP1018M	29,136.80
TOTAL SCHEDULE 5		525,378.86
Dell 24 Port Switch	TW-03N359-70420-2CS-0025	1,914.00
IBM Thinkpad T30	78H5627	2,475.00
IBM Thinkpad T30	78H5645	2,475.00
IBM Thinkpad T30	78H5651	2,475.00
IBM Thinkpad T30	78H5523	2,475.00
HumanPSD Research Database	N/A	34,000.00
FAS960 Storage Server	1033250	140,358.07
NetApp SW Subscription FAS960		30,432.77
Transpath/Transfac Professional [Illegible]	N/A	29,000.00
Freight—Applied Biosystems		14.35
Freight—Alltech		61.90
Freight—Alltech		33.35

Freight—VICI		38.20
TOTAL SCHEDULE 6		245,752.64
Select Pro 6 Column Selector	9130	3,900.00
Waters	A03XY6 284M	30,788.00
Waters	A03XY6 282M	30,788.00
Waters	A03APC 205A	6,794.00
Waters	A036CF 799T	7,998.00
Waters	A036CF 802T	7,998.00
Waters	A03APC 213M	6,794.00
Waters	A03487 465M	8,772.00
Waters	A0360F 643M	7,998.00
Waters	A0360F 640M	7,998.00
Waters	Fumehood	1,548.00
Waters	Fumehood	1,548.00
Waters	OTHER	22,245.30
Manifold VM1000	BK01245	2,930.00
Vacuum Pump	027570758	2,123.80
Freezone 6L Freeze Dry System	30300100	7,736.00
Chamber, Drying 16-Port	N/A	1,660.50
Centrivap w/heat boost	030290101F	3,132.40
Vacuum Pump	027532575	2,123.80
APC 5000 Smart Ups	WS0239150287	2,239.00
APC 5000 Smart Ups	WS0247251556	2,239.00
Dell Blade Server A	2p2jb21	17,210.00
Dell Blade Server B	2p2jb21	7,140.84
Sonicwall Pro 300	004010145CAA	2,379.00
TOTAL SCHEDULE 7		196,083.64
Microplate Rotor	N/A	1,158.63
Beckman TL-100 Bench-top Ultra [Illegible]	TG741	14,500.00
Beckman Rotor Type 75i	748	3,000.00
Beckman Rotor TLV100K	341	2,500.00
10 Column Stainless Selector	EMMM05491	2,350.00
10 Column Stainless Selector	EMMM07320	2,350.00
APC Symmetra	CA0308120702	10,400.00
APC Symmetra	CA0307121595	10,400.00
APC Symmetra	CA0306121961	10,400.00
APC Symmetra	CA0308121112	10,400.00
TOTAL SCHEDULE 8		67,458.63
SUN Fire V880 server	301V00D7	49,417.53
SUN 2Gb Memory Expansion	NSN25690-01 to NSN25690-08	12,992.82
SUN DSVI ONLY—SCOPETOOL	0302117550, 030117548	19,020.74
Veritas NetBackup	NSN025690	1,795.88
Veritas NetBackup	NSN025690	6,246.55
Veritas Database Edition for Oracle	NSN025690	5,438.17
NEC LT240 Projector	3200117FR	2,783.95
Freight—Fischer		34.75
Freight—Valco		14.31
Freight—Valco		53.80
Tax—GHA		2,080.00

Freight—GHA		749.00
TOTAL SCHEDULE 9		100,627.50
Back up generator	BY05J554	125,703.77
Fuel tank	21204
Cabinet	N/A	2,369.68
Refrigerated Bath Circulator	103150029	2,120.00
Profile 6 Column Selector	10648	3,410.88
Profile 6 Column Selector	10647	3,410.88
TOTAL SCHEDULE 10		137,015.20
Microfuge	MHB03G030	4,664.00
Rotor	03D 1043	1,122.00
Fixed Angle Rotor	02U3612	6,970.00
Kodak Image Station 2000R	114679	28,000.00
Lock Spray for Qtof Micro	7040	13,674.00
Metabolynx Processing Automation		7,654.00
TOTAL SCHEDULE 11		62,084.00
OKI Data Color Printer	N31063A	3,495.00
Dell Poweredge 2650	HRZTV31	5,171.25
Dell Poweredge 2650	JRZTV31	5,171.25
Microsoft Win2003 Enterprise Edition	N/A	2,214.45
Microsoft Win2003 Enterprise Edition	N/A	2,214.45
Microsof Exchange 2003 Enterprise [Illegible]	N/A	3,793.65
Tape drives (Sun Scopetool)	1110060986	11,506.08
Tape drives (Sun Scopetool)	11100s7348	11,506.08
Power supply	NSN21292	4,093.41
Veritas NetBackup		2,539.82
Veritas NetBackup		2,539.82
Net App DS14 Shelf		50,138.41
Universal FC Disk Drive		10,305.21
FC HBA for Disk		3,459.40
Wall Botz 310C	0002D302940F	1,134.04
Wall Botz 310C	0002D3029413	1,134.04
Extreme Switch—Summit 5i	0342M-01542	8,311.80
Extreme Switch—Summit 48si	03211-00581	3,775.80
Extreme Switch—Summit 48si	03371-00032	3,775.80
Extreme Switch—Summit 48si	03231-01206	3,775.80
Extreme Switch—Summit 5i	0342M-01538	8,311.80
Extreme Switch—Summit 5i	0342M-01539	8,311.80
Insurance—Beckman		20.91
Freight—Beckman		8.75
TOTAL SCHEDULE 12		156,708.83

*LOAN3007*

Date December 22, 2006

General Electric Capital Corporation
83 Wooster Heights Road
Danbury, CT 06810

Gentlemen:

        You are hereby irrevocably authorized and directed to deliver and apply the proceeds of your loan to the undersigned evidenced by that Note dated                        and secured by that Security Agreement or Chattel Mortgage dated October 3, 2001, as follows:

BG Medicine, Inc.	610 Lincoln Street, Waltham, MA 02451	$499,367.78
General Electric [Interim Interest]	83 Wooster Heights Road, Danbury, CT 06810	$632.22

        This authorization and direction is given pursuant to the same authority authorizing the above-mentioned borrowing:

Very truly yours,
BG Medicine, Inc.
By:	/s/ PIETER MUNTENDAM
Name:	Pieter Muntendam
Title:	President

EXHIBIT C

DISCLOSURE SCHEDULE

BG Medicine 4121384-013

Rate: 11.38%

MONTH	PAYMENT	INTEREST	PRINCIPAL	BALANCE
12/27/06	$0.00	$0.00	$0.00	$500,000.00
01/01/07	$632.22	$632.22	$0.00	$500,000.00
02/01/07	$65,196.56	$4,741.67	$60,454.89	$439,545.11
03/01/07	$65,196.56	$4,168.35	$61,028.21	$378,516.90
04/01/07	$65,196.56	$3,589.60	$61,606.96	$316,909.94
05/01/07	$65,196.56	$3,005.37	$62,191.19	$254,718.75
06/01/07	$65,196.56	$2,415.58	$62,780.98	$191,937.77
07/01/07	$65,196.56	$1,820.21	$63,376.35	$128,561.42
08/01/07	$65,196.56	$1,219.19	$63,977.37	$64,584.05
09/01/07	$65,196.52	$612.47	$64,584.05	$(0.00)

        Please note that the above amortization schedule has been provided to you as a courtesy. The above amortization schedule has been prepared using standard amortization software. You may want to submit a copy of this schedule along with the contract documents to your CPA firm so they can verify the calculations and that your accounting records comply with generally accepted accounting principles.

QuickLinks

  Exhibit 10.10
MASTER SECURITY AGREEMENT dated as of October 3, 2001 ("Agreement")
CERTIFIED COPY OF RESOLUTION OF BOARD OF DIRECTORS
CERTIFIED COPY OF RESOLUTION OF BOARD OF DIRECTORS
AMENDMENT NO. 3
PROMISSORY NOTE December 27, 2006 (Date)